As filed with the Securities and Exchange Commission on September 20, 2000 Registration No. ___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             E-City Software, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                                         88-0461317
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                     Identification Number)


                                      7372
                          (Primary Standard Industrial
                          (Classification Code Number)

                             1201 First Avenue South
                                    Suite 330
                                Seattle, WA 98134
                               (206) 264-9715 Tel
                               (206) 264-9716 Fax
     (Address,including zip code,  and  telephone  number,  including  area code, of Registrant's principal executive offices)

                                   Anis Jessa
                             Chief Executive Officer
                             1201 First Avenue South
                                    Suite 330
                                Seattle, WA 98134
                               (206) 264-9715 Tel
                               (206) 264-9716 Fax
              (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                With a copy to:

                             Jonathan Dariyanani, Esq.
                               2035 Monroe Street
                            Hollywood, Florida 33020
                               (954) 401-4994 Tel
                               (520) 441-8755 Fax

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

        If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box [   ].

                        CALCULATION OF REGISTRATION FEE

     Proposed Maximum Aggregate Amount of Title of Each Class of Securities to be Registered Offering Price Registration Fee (1)


Title of
Each Class
of             Amount of
Securities     Shares to    Proposed Maximum   Proposed Maximum   Amount of
to be          be           Offering Price     Aggregate          Registration
Registered     Registered   Per Unit           Offering Price     Fee
-----------    -----------  -------------      -------------      ------------
Common shares,  3,853,000      $ 5.00           $ 19,265,000      $ 5086.00
$0.0001
par value



     (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

                       PROSPECTUS (Subject to Completion)

             Issued [to be dated upon printing of prospectus] 2000


                                3,853,000 Shares

                             E-CITY SOFTWARE, INC.

                                  COMMON STOCK


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Certain of our security holders are offering for sale a maximum of 3,853,000 shares of common stock, at a purchase price of $5.00 per share. We have prepared this prospectus to allow these security holders, or their respective pledgees,donees, transferees or other successors in interest to sell up to 3,853,000 shares of our common stock that they own. We refer to these security holders,pledgees,donees and transferees as "selling stockholders." We will receive no proceeds from the sale of shares by selling stockholders. The maximum offering or proceeds to be raised is $19,265,000. We have agreed to pay the costs of registering the common stock, excluding commissions, transfer taxes and other expenses related to the resale of the common stock by the selling stockholders.

Under SEC Rule 3a51-1(d), the securities being offered may constitute penny stocks,and as such, certain sales restrictions apply to these securities.
No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares. This is a highly risky investment. We have described these risks under the caption "Risk Factors" beginning on page 6. We intend to file an application for our common stock to be quoted on the Over the Counter Bulletin Board Market under the symbol "ECTY."


                              PRICE $5.00 A SHARE




                  Price to        Sales              Proceeds to
                   Public      Commissions        Selling Stockholders

Per Share.....     $5.00          $0.00                 $5.00
Total.........  $19,265,000       $0.00              $19,265,000

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.[to be dated upon printing of prospectus] 2000.

TABLE OF CONTENTS


                                                                            Page

Item 1. Front of Registration Statement                                     1

Item 2. Inside Front and Outside Back Cover Pages of Prospectus             2

Item 3. Summary Information and Risk Factors                                6

Item 4. Use of Proceeds                                                     12

Item 5. Determination of Offering Price                                     12

Item 6. Dilution                                                            13

Item 7. Selling Security Holders                                            13

Item 8. Plan of Distribution                                                13

Item 9. Legal Proceedings                                                   14

Item 10. Directors, Executive Officers, Promoters and Control Persons       14

Item 11. Security Ownership of Certain Beneficial Owners and Management     15

Item 12. Description of Securities                                          21

Item 13. Interest of Named Experts and Counsel                              22

Item 14. Disclosure of Commission Position on Indemnification for           22

         Securities Act Liabilities

Item 15. Organization Within Last Five Years                                22

Item 16. Description of Business                                            22

Item 17. Plan of Operation                                                  25

Item 18. Description of Property                                            26

Item 19. Certain Relationships and Related Transactions                     27

Item 20. Market for Common Equity and Related Stockholder Matters           28

Item 21. Executive Compensation                                             30

Item 22. Financial Statements                                               33

Item 23. Changes In and Disagreements With Accountants on Accounting        54

         And Financial Disclosure

Item 24. Indemnification of Directors and Officers                          58

Item 25. Other Expenses of Issuance and Distribution                        58

Item 26. Recent Sales of Unregistered Securities                            58

Item 27. Exhibits Index                                                     58

Item 28. Undertakings                                                       59

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. Our selling stockholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.


     Until [date will be determined pursuant to Rule 174], all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus.


     For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform ourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS




PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering and our financial statements and notes appearing elsewhere in this prospectus.


THE COMPANY


     E-City Software, Inc. is a software company that specializes in the design, development and maintenance of animated or interactive mapping software products for use on the World Wide Web or in CD ROM format.Our products aredeveloped in a semi-custom fashion using the specifications of individual customers with whom we have software development contracts. We also pursue licensing arrangements with customers in which existing E-City interactive mapping technology is licensed for use on websites. In addition to the software field of interactive mapping, we are continuing to explore opportunities related to our core competency of building highly labor intensive,highly visual software products designed to augment the content of business to consumer and business to business driven websites on the internet. We generally price our development services on a per contract or per job basis. We generally price our software licenses on a yearly basis, with additional fees for each city orcountry covered in the license. We currently have 16 full time developers, four members of senior management and two employees in administration and finance. We occupy a 6,000 square foot facility in Vancouver, British Columbia and have our headquarters in Seattle, Washington.

     We were incorporated in May 2000 for the purpose of developing software products in the interactive mapping and other visually driven software segments on the World Wide Web and in CD ROM format.In August 2000, we acquired Butterfly Software, Inc., a British Columbia, corporation that was itself incorporated in November 1998 for the purpose of developing animated mapping and city guide software. Collectively, the Butterfly and E-City development teams have completed or substantially completed proprietary, interactive, animated maps of Las Vegas, San Francisco, eattle, Washington DC, Chicago and Los Angeles. We expect to complete similar maps for many of the other major metropolitan areas of the United States and Canada within the next six months. We have also substantially completed a non-animated mapping system for the entire United States.

     The selling stockholders, which include the principal stockholders and officers of E-City, are offering for sale 3,853,000 common shares to the public at $5.00 per share.

THE OFFERING



Common stock offered...3,853,000 shares


Common stock to be
outstanding
after this
offering.............. 4,965,000 shares


Use of  proceeds...... We will not receive any of the proceeds from the sale of the common stock by the stockholders who will sell shares pursuant to this prospectus.


Proposed Over the
Counter Bulletin
Board Symbol.......... ECTY


     The foregoing information is based on the number of shares of common stock outstanding as of September 20, 2000. No option shares have been authorized, issued or granted to date.

RISK FACTORS


     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Risks and uncertainties, in addition to those we describe below, that are not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks occur,our business could be harmed, the price of our common stock could decline and you may lose all or part of your investment.


RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

     We launched our current business model in May 2000 and have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our products and services. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

WE HAVE EXTREMELY LIMITED CAPITAL,
AND WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS.

     As of June 30,2000, we had $424,939 in assets and $525,464 in liabilities. We had $27,489 available in cash as of June30, 2000. Weintend to raise additional capital privately and will not receive any of the proceeds of this offering. If we are successful in our planned undraising efforts, we expect that such investment, cash on hand, cash equivalents and commercial credit facilities will be sufficient to meet our working capital and capital expenditure needs or the oreseeable future. However, we may need to raise additional funds on an ongoing basis in the future, and we cannot be certain that we would be able to obtain additional financing on favorable terms, if at all. Further, if we issue equity securities, stockholders may experience additional dilution, or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise required funds on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could harm our business, financial condition and results of operations.

OUR FAILURE TO INCREASE OUR REVENUES WOULD PREVENT US FROM ACHIEVING AND MAINTAINING PROFITABILITY.

     We have incurred netlosses since we commenced operations. We have not achieved profitability, and may incur net losses for the foreseeable future. To date, we have funded our operations from the sale of equity securities and have not generated substantial cash from operations. As of June 30, 2000, we had an accumulated deficit of $97,677. We expect to continue to incur significant product development, sales and marketing, and administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future. See "Plan of Operation" for more information.

IF WE FAIL TO EXPAND OUR SALES OPERATIONS AND STRATEGIC PARTNERSHIPS, WE MAY NOT BE ABLE TO INCREASE REVENUES FROM OUR PRODUCTS.

     We need to expand our direct and indirect sales operations and strategic alliances to increase market awareness of our products and services in order to increase revenues. The demand for sales and business development personnel is very ompetitive in our industry. We annot be certain that we will be successful in our efforts to hire qualified sales and business development personnel. If we are unable to expand our sales and strategic operations, we may not be able to increase sales of our roducts and grow our revenues, which, would in turn, eriously harm our business, financial condition and results of operations.

OUR LIMITED OPERATING HISTORY MAKES FORECASTING DIFFICULT.

     E-City commenced operations in May 2000, and, as a result of our limited operating history, e have limited meaningful historical inancial data upon which to plan revenues and operatingexpenses. ur Canadian subsidiary, Butterfly Software, commenced operations in November of 1998 and therefore also has a limited operating history. We will plan our expenses in part on future revenue projections. Most of our expenses are fixed in the short-term, and we may not be able to quickly reduce spending if our revenues are lower than projected. If we do not achieve our expected revenues, our operating results will be below our expectations and the expectations of investors and market analysts, which could cause the price of our common stock to decline.

WE HAVE DERIVED ALL OF OUR REVENUE FROM A SINGLE CUSTOMER.

We have derived 100% of our revenues since nception from one customer, Cityscape.com,Inc. Chief Executive, Anis Jessa formally held approximately
35%of the issued outstanding shares of Cityscape.com,Inc. Mr.Jessa also served as a director of Cityscape until July, 2000. In July, 2000 Mr. Jessa resigned as director of Cityscape and sold all of his shares in Cityscape. Mr. Jessa is no longer a director or shareholder of Cityscape. Because of our dependence on Cityscape for revenues, if we are unableto maintain our contract with Cityscape, if Cityscape no longer requires our services in the future, or if we are unable to expand our sources of revenue in the uture, our results of operations will be impaired.

IF WE ARE UNABLE TO MEET THE RAPID CHANGES IN SOFTWARE TECHNOLOGY, OUR EXISTING PRODUCTS COULD BECOME OBSOLETE.

     The market for our products is characterized by rapid technological change, frequent new product introductions and technological enhancements, changes in customer demands and evolving industry standards. We cannot be certain that we will be able to enhance our current products nd developnew products on a timely basis to keep pace with technological developments and competitors. Any failure to develop new products or product nhancements will substantially decrease market acceptance and sales of our present and future products, which will harm our business and financial results.

OUR MANAGEMENT TEAM HAS LIMITED EXPERIENCE.

     We have only recently assembled our management team, several members of whom have little or no experience in the software mapping area. If such members of our management are ineffective in leading our operational efforts, and we are not able to find replacements on a timely basis, our business and the execution of our business plan may be harmed.

WE DEPEND ON OUR KEY PERSONNEL, AND IF WE LOSE KEY PERSONNEL,
WE MAY BE UNABLE TO EPLACE  THEM, WHICH COULD DISRUPT OPERATIONS
AND HARM OUR FINANCIAL CONDITION.

     Our success depends largely upon the skills, experience and performance of our key employees, especially in the software development area. If we lose one or more of our key employees, our business, financial condition and results of operations could be armed. If our officers or employees terminate their employment on short notice, we may not be able to replace them on a timely basis, which could disrupt our operations. Our future success also depends largely on our ability to continue attracting and retaining highly skilled personnel, and we face intense competition from other software companies for qualified personnel. We cannot be ertain that we will e successful in attracting or retaining qualified personnel in the future, which could harm our business, financial condition and results of operations.

THE UNPREDICTABILITY AND SEASONALITY OF OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

     Our revenues and results of operations will vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause our stock price to fluctuate. The primary factors that may affect us include the following:

o       the timing of sales of our products and services;

o the timing of recognizing revenue and deferred revenue under U.S. GAAP;

o changes in our pricing policies or the pricing policies of our competitors;

o increases in sales and marketing, product development or administration expenses;

o       our ability to attain and maintain quality levels for our products; and

o       our expectation of seasonality in our results of operations.


WE FACE INTENSE COMPETITION THAT COULD REDUCE OUR MARKET SHARE.

     Our industry is intensively ompetitive, ubject to rapid change and significantly affected by new product introductions and other market activities of industry participants. We expect competition to persist and intensify in the future. While we face limited direct competition, our principal sources of indirect competition include: Yahoo!, Maps, MapQuest, and Microsoft
Corporation in the non-custom mapping development space. In the future, we may also ace competition from other sources that are poised to enter the market. If we are unable to compete successfully against our current and future competitors, we could experience price reductions, reduced gross margins and loss of market share, any one of which could materially and adversely affect our business, operating results nd financial condition.


IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS,
COMPETITORS MAY BE  ABLE TO USE OUR TECHNOLOGY OR TRADEMARKS, WHICH
COULD WEAKEN OUR COMPETITIVE POSITION, REDUCE OUR REVENUES AND INCREASE COSTS.

     We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality or license agreements with our employees, consultants and customers, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Although we have never been involved in any intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of alleged infringement of others' intellectual property. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights. Any potential intellectual property litigation also could force us to do one or more of the following:

o stop selling, incorporating or using our products or services that use the challenged intellectual property;

o obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

o       redesign those products or services that use such technology.


If we are forced to take any of the foregoing actions, we may be unable to manufacture and sell our products, which would reduce our revenues.

     To date, we have not been notified that our products infringe the proprietary rights of third parties, but there can be no assurance that third parties will not claim infringement with respect to our current or future products. We expect that developers of software products will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and as the functionality of products increasingly overlaps. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all.

OUR SOFTWARE PRODUCTS MAY HAVE UNKNOWN DEFECTS,
WHICH COULD HARM OUR REPUTATION OR IMPEDE MARKET ACCEPTANCE OF OUR PRODUCTS.

     Although we conduct testing of our products, we may not discover software defects that affect our current or new products until after they are sold. In addition, any defect in other software or hardware with which our software interacts could be mistakenly attributed to our software by our customers or their end-users. These defects or perceptions of defects could cause our customers and their end-users to experience service interruptions. Service interruptions could damage our reputation or increase our product development costs, divert our product development resources, cause us to lose revenue, or delay market acceptance of our products, any of which could harm our business, financial condition and results of operations.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS THAT COULD RESULT IN SIGNIFICANT COSTS TO US.

     We may be subject to product liability claims for defects in our products. Although we believe that our product liability coverage is currently adequate, it is limited. A successful liability claim brought against us in excess of relevant insurance coverage could be costly, which could harm our business, financial condition and results of operations.

RISKS RELATED TO THE INTERNET

WE ARE DEPENDENT ON THE CONTINUED DEVELOPMENT OF INTERNET INFRASTRUCTURE AND MARKET ACCEPTANCE OF STARTUP COMPANIES.

     Our industry is new and rapidly evolving. Our business would be adversely affected if usage or the World Wide Web does not continue to grow. Web usage may be inhibited for a number of reasons, including:

o       inadequate  internet infrastructure;

o       security concerns;

o       inconsistent quality of service; or

o       unavailability of cost-effective, high-speed service.

     If Web usage grows, the existing internet infrastructure may not be able to support the demands placed on it by this growth, or its performance and reliability may decline. In addition, websites have experienced a variety of interruptions in their service as a result of outages and other delays occurring throughout the internet network infrastructure. If these outages or delays frequently occur in the future, Web usage could grow slowly or decline.

     Moreover, the publicly traded stock of startup companies has been recently extremely volatile, and numerous newly traded issues have lost much of their value. Our plan of operations depends on the continued acceptance of startup companies that rely on the internet and its infrastructure for marketability. A loss of confidence by investors could harm our financial condition and adversely affect our stock price.

WE COULD FACE ADDITIONAL BURDENS ASSOCIATED WITH GOVERNMENT REGULATION OF AND LEGAL UNCERTAINTIES RELATED TO THE INTERNET.

     New internet legislation or regulation, or the application of existing laws and regulations to the internet, could harm our business, financial condition and results of operations. We are subject to regulations applicable to businesses generally and laws or regulations directly applicable to communications over the internet. Although there are currently few laws and regulations directly applicable to the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet, covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust, taxation and characteristics and quality of products and services. For example, the United States Congress recently enacted internet laws regarding children's privacy, copyrights and the transmission of sexually explicit material. In addition, the European Union recently enacted its own internet privacy regulations. The burden of compliance with any additional laws or regulations regarding the internet may decrease the growth of the internet, which could, in turn, decrease the demand for our products and services and increase our costs of doing business.


RISKS RELATED TO THIS OFFERING


THERE HAS BEEN NO PRIOR MARKET FOR OUR COMMON STOCK AND A PUBLIC MARKET FOR OUR SECURITIES MAY NOT DEVELOP OR BE SUSTAINED.

     Prior to this offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering. The initial public offering price could decline below the initial public offering price. The market price of our common stock may fluctuate significantly in response to the following factors, many of which are beyond our control:

o    changes in market valuations of internet software companies;

o announcements by us or our competitors of significant contracts, acquisitions,strategic partnerships,joint ventures or capital commitments;

o loss of a major customer or failure to complete significant product license transactions;

o    additions or departures of key personnel; and

o    sales of our common stock in the future.


OUR DETERMINATION OF THE OFFERING PRICE IS ARBITRARY.

     The offering price of $5.00 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. The price per share in this offering is substantially above its net tangible book value, and we cannot assure you that the price will accurately reflect a market price for the shares. See "Determination of Offering Price" for more information.

OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY.

The price of shares sold in an initial public offering is frequently subject to significant volatility for a period of time following the initial public offering. Moreover, the stock markets have from time to time experienced significant price and volume fluctuations, which have particularly affected the market prices of the stock of software and emerging growth companies and which may be unrelated to the operating performance of such companies. These broad market fluctuations could adversely affect the price of our common stock.

INSIDERS WILL CONTINUE TO HAVE SUBSTANTIAL CONTROL OVER OUR COMPANY AFTER THE OFFERING AND COULD DELAY OR PREVENT A CHANGE IN CORPORATE CONTROL.

We anticipate that the executive officers, directors and entities affiliated with them will, in the aggregate, beneficially own approximately 22% of our outstanding common stock following the completion of this offering. If these stockholders acted together, they would be able to exercise significant control over all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions, which may have the effect of delaying or preventing a third party from acquiring control over us. For information regarding stockholdings by our officers, directors and 5% stockholders, see "Principal and Selling Stockholders."

ANTI-TAKEOVER PROVISIONS AND OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

We are a Nevada corporation. Anti-takeover provisions of Nevada law could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to stockholders. Our articles of incorporation provide that our Board of Directors may issue preferred stock without stockholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. All of the foregoing could adversely affect prevailing market prices for our common stock.

THERE MAY BE SALES OF A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK AFTER THIS OFFERING THAT COULD CAUSE OUR STOCK PRICE TO FALL.

Our current stockholders hold a substantial number of shares, which they will be able to sell in the public market in this offering. Sales of a substantial number of shares of our common stock after this offering could cause our stock price to fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.

THE  OTC  BULLETIN  BOARD  MARKET  HAS  A  LIMITED   OPERATING   HISTORY
CHARACTERIZED BY HIGH VOLATILITY THAT MAY NEGATIVELY AFFECT OUR STOCK PRICE.

We intend to apply for admission to trading of our shares on the OTC Bulletin Board. The Bulletin Board has a limited operating history and is characterized by high volatility. Moreover, the shares offered pursuant to this prospectus are not being offered through an underwriter. We cannot guarantee any market for our shares. We cannot guarantee that any market for our shares will develop or be sustained. We cannot predict the effect, if any, that future sales of our shares, or the availability of our shares for future sale, will have on the market price of our shares.



SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors," "Plan of Operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.





ITEM 4. USE OF PROCEEDS

The proceeds from the sale of shares of our common stock will be received directly by the selling stockholders. We will receive no proceeds from the sale of the common stock offered pursuant to this prospectus.


ITEM 5. DETERMINATION OF THE OFFERING PRICE

We have arbitrarily determined the offering price of $5.00 per share for the shares. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

o       Estimates of our business potential;

o       Our limited financial resources;

o       The amount of equity  desired to be  retained by present  stockholders;

o       The amount of dilution to the public;  and

o       The general condition of the securities markets.

ITEM 6. DILUTION


Our net tangible book value at June 30, 2000 was($100,525),or ($0.02)per share, based on 4,740,000 shares of our common stock outstanding. We calculate net tangible book value per share by our tangible assets less total liabilities by the number of outstanding shares of common stock.

After giving effect to the sale of the 3,853,000 shares of common stock by us at the initial public offering price of $ 5.00 per share, our net tangible book value at June 30, 2000, would still be ($100,525), or ($0.02) per share as the company is not receving any funds as a result of this offering.
This represents zero immediate dilution per share to new investors purchasing shares of common stock in this offering.

THE ABOVE INFORMATION IS BASED ON SHARES OUTSTANDING AS OF JUNE 30, 2000.

NO OPTIONS HAVE YET BEEN ISSUED OR AUTHORIZED.


Item 7. SELLING SHAREHOLDERS

SEE PRINCIPAL AND SELLING STOCKHOLDERS TABLE UNDER ITEM 11.

Selling shareholders are advised that the Company has not made any investigation, filing or other efforts to facilitate the sale of shares by Selling Shareholers who are not residents of the United States with respect to complance with any Non-United States securities law or other law. Selling Shareholders who are not US residents are strongly advised to seek qualified local legal counsel regarding legal issues involved in the sale of the shares.

In addition, there may be significant foreign tax consequences involved in the sale of shares by Non-US redident selling shareholders. Such shareholders are strongly advised to contact their tax advisor for information regarding the tax consequences of such sales.


NEVADA LAW AND CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

Certain provisions of Nevada law and our articles of incorporation and bylaws could make it more difficult to aquire us by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors.
These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to aquire control of us to first negotiate with us.We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to aquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of their proposals could result in an improvement of their terms.


TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock is Pacific Stock Transfer.

ITEM 8. PLAN OF DISTRIBUTION

     This prospectus covers the sale of shares of common stock pursuant to the exercise of outstanding options held by the selling stockholders, as well as the resale by those selling stockholders of additional shares of our common stock that they have already purchased from us. Selling stockholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or negotiated prices, in one or more of the following kinds of transactions:

o       Transactions in the over-the-counter market;

o       Transactions on a stock exchange that lists our common stock; or

o Transactions negotiated between selling stockholders and purchasers, or otherwise.

     Broker-dealers or agents may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling stockholders selling common stock, and purchasers buying shares sold by a selling stockholder. If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale. To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchnage Act of 1934, as amended. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before sellig stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.


ITEM 9. LEGAL PROCEEDINGS

We are not a party to any legal proceedings.



ITEM 10. EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors and their ages, as of September 20, 2000, are as follows:


Executive Officers

Anis Jessa    (2) (3)    47 Chief Executive Officer, Interim C.F.O.and Director
Salim Devji   (2) (3)    29 Chief Technology Officer and Director
Robin Moulder (2) (3)    34 Chief Operating Officer and Director
Susan Polmar             32 Chief Marketing Officer

(1) All directors of the Company hold office until the next annual meeting of stockholders of our company or until their successors are elected and qualified.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

EXECUTIVE OFFICERS AND DIRECTORS:


ANIS JESSA, CHIEF EXECUTIVE OFFICER, INTERIM CHIEF FINANCIAL OFFICER
AND DIRECTOR

     Mr. Jessa served as president and director of Cityscape.com from February, 1999 until July, 2000. As president of Cityscape.com, Mr. Jessa was responsible for product development, strategic alliances and key account management. Mr. Jessa helped guide the company from startup to its current state as a major national portal city guide website. From June, 1997 until March, 1999, Mr. Jessa served as president of Cabtop Media Inc., an outdoor media company that Mr.Jessa was responsible for creating. Mr. Jessa continues to serve as a director of Cabtop Media and has since June, 1997. From September of 1989 until June of 1997, Mr. Jessa was employed as leasing manager for Ocean Park Ford in British Columbia.

SALIM DEVJI, CHIEF TECHNOLOGY OFFICER AND DIRECTOR

Mr. Devji has served as project manager for Butterfly Software since March, 1999. As project manager for Butterfly, Mr. Devji is responsible for overseeing production of the company's interactive three dimensional city guides on CD-ROM and managing the software development team. From 1997 until 1999, Mr. Devji served as president of Web Spinner Multimedia, a company that specialized in providing internet consulting services to businesses. From 1994 until 1997, Mr. Devji served as network administrator for Delta View Habilitation Center. Mr. Devji is proficient in many programming languages and has extensive knowledge of hardware, software and networking. Mr. Devji has over five years experience in software engineering and received his Bachelors of Science degree in Computer Science from the University of British Columbia in 1999. Mr. Devji received his diploma in Business Administration from B.C. Institute of Technology in 1992. Mr. Devji has extensive experience and expertise in the areas of software engineering, artificial intelligence, modeling systems, file transfer protocols, file encryption and compression.

ROBIN MOULDER, CHIEF OPERATING OFFICER AND DIRECTOR

From January 2000 until June of 2000, Ms. Moulder served as President of Cubicle 8, a technology incubator in Santa Monica, California. As President of Cubicle 8, Ms. Moulder was responsible for the day-to-day operations and project management. From September of 1997 until January of 2000, Ms. Moulder was employed as a software engineer and project manger at Imaging Diagnostics, Inc. From 1995 until 1997 she was employed an a senior software engineer at Fibercorp, Inc., a telecommunications engineering corporation. She is a former engineer for such companies as Motorola, Dow Corning Wright and Belzona. She has knowledge of numerous operating systems, including Windows NT, OS/2, embedded systems, and Macintosh, and has an in-depth focus on Macintosh, Windows GUI programming, digital hardware design, Laser Tomography systems and embedded systems development tools - including emulators, logic analyzer and other equipment.

SUSAN POLMAR, CHIEF MARKETING OFFICER.

From September, 1999 until June of 2000, Ms. Polmar served as Marketing Manager for All-Life.com, an Internet start-up. As Marketing Manager for All-Life.com, Mrs. Polmar was responsible for advertising for the company's websites and print magazine as well as developing strategic business partnerships for promotions and magazine distribution. From 1993 until 1999, Ms. Polmar served in various marketing capacities at the Daily Racing Forum. When she left the Daily Racing Forum, Ms. Polmar was the promotions manager. Mrs. Polmar graduated from Arizona State University with a degree in Journalism and Public Relations in 1992.



BOARD OF DIRECTORS

Our Board of Directors currently consists of 3 members. Each director holds office until his or her term expires or until his or her successor is duly elected and qualified.

Board Committees

     The board of directors has established a compensation committee. The compensation committee consists of Mr. Jessa, Ms. Moulder and Mr. Devji. The compensation committee makes recommendations regarding our equity compensation plans and makes decisions concerning salaries and incentive compensation for our employees and consultants.

     The board of directors has established an audit committee. The audit committee consists of Directors Mr. Jessa, Ms. Moulder and Mr. Devji. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors and reviews and evaluates our audit and control functions.

DIRECTOR COMPENSATION

Our directors do not currently receive any cash compensation for services on the board of directors or any committee thereof, but directors may be reimbursed for expenses in connection with attendance at board and committee meetings.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

Our amended and restated articles of incorporation to be filed upon completion of this offering limits the liability of our directors to the maximum extent permitted by Nevada law.

The limitation of our director's liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated articles of incorporation and bylaws also provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification.

We are entering into indemnification agreements with each of our officers and directors containing provisions that require us to, among other things, indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, and to cover our directors and officers under any of our liability insurance policies applicable to our directors and officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation on liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.



ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL AND SELLING STOCKHOLDERS



The following table sets forth information regarding the beneficial ownership of our common stock as of September 20, 2000, and as adjusted to reflect the sale of common stock offered by this prospectus, by:

o       each named executive officer;

o       each of our directors;

o each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock;

o       all current directors and executive officers as a group; and

o       each selling stockholder

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 20, 2000, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other person. As of September 20, 2000, no individual listed in the table below owned any options or warrants to purchase any of our common or preferred stock.

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. This table also includes shares owned by a spouse as community property. Percentage of ownership is based on 4,965,000 shares of common stock outstanding on September 20, 2000 and 4,965,000 shares of common stock outstanding after completion of this offering. Unless otherwise indicated, the address of each of the individuals named below is 1201 First Avenue South, Suite 330, Seattle, WA 98134.

     This prospectus relates to the offering by the selling stockholders for resale of shares of our common stock acquired by them in private placements and other transactions. All of the shares of common stock offered by this prospectus are being offered by the selling stockholders for their own accounts. The following table also includes information with respect to the common stock beneficially owned by the selling stockholders as of the date of this prospectus. The selling stockholders provided us the information included in the table below. To our knowledge, each of the selling stockholders has sole voting and investment power over the shares of common stock listed in the table below. Additionally, the following table assumes the sale of all shares of common stock offered by this prospectus; however, as the selling stockholders can offer all, some or none of their shares of common stock, no definitive estimate can be given as to the number of shares that the selling stockholders will hold after the offering.



                               Percentage
                  Number of    of Shares
                  Shares       Beneficially           Number of    Percentage of
                  Beneficially Owned                  Shares       Shares
                  Owned        Before      Number of  Beneficially Beneficially
                  Before       Offering    Shares to  Owned After  Owned After
                  Offering       (%)       be sold    Offering     Offering (%)

NAME AND ADDRESS
OF BENEFICIAL
OWNER OFFERING

EXECUTIVE
OFFICERS

Anis Jessa (1)
14213 SE 63rd St.
Bellevue, WA
98006            962,250       19.4        475,000      487,250      9.8

Salim Devji
3803 96th St.
Delta, B.C.
V6A 1A4          200,000       4.0         100,000      100,000      2.0

Robin Moulder
670 N. Wilton Pl.
Hollywood, CA
90004            20,000        0.4         10,000       10,000       0.2


Susan Polmar
28 Bucanneer
Ave.Apt B,
Marina Del Rey,
CA 90292         5,000         0.1         2,500       2,500        0.05



DIRECTORS



Anis Jessa (1)
14213 SE 63rd St.
Bellevue,
WA 98006         962,250      19.4        475,000      487,250      9.8

Salim Devji
3803 96th St.
Delta, B.C.
V6A 1A4         200,000       4.0         100,000      100,000      2.0

Robin Moulder
670 N. Wilton Pl.
Hollywood,
CA 90004         20,000       0.4          10,000       10,000      0.2



DIRECTORS,
EXECUTIVE
OFFICERS
AS A GROUP



Anis Jessa (1)
14213 SE 63rd St.
Bellevue,
WA 98006        962,250       19.4         475,000       487,250    9.8

Salim Devji
3803 96th St.
Delta,
B.C.V6A 1A4     200,000       4.0           100,000      100,000    2.0

Robin Moulder
670 N. Wilton Pl.
Hollywood,
CA 90004         20,000       0.4             10,000       10,000    0.2


Susan Polmar
28 Bucanneer
Ave.Apt B,
Marina Del Rey,
CA 90292          5,000       0.1              2,500       2,500    0.05



5% BENEFICIAL
OWNERS



Anis Jessa (1)
14213 SE 63rd St.
Bellevue,
WA 98006         962,250      19.4             475,000     487,250  9.8

Shabnam Jessa (1)
14213 SE 63rd St.
Bellevue,
WA 98006         962,250      19.4             475,000     487,250   9.8

Park Bench,
LLC(2)
#1077 5353 W.
Desert Inn Rd.
Las Vegas,
NV 89146         618,670      12.5              618,670     0         0




SELLING SHAREHOLDERS



Anis Jessa (1
14213 SE 63rd St.
Bellevue,
WA 98006         962,250      19.4              475,000    487,250    9.8

Salim Devji
3803 96th St.
Delta,
B.C.V6A 1A4      200,000       4.0              100,000     100,000   2.0

Robin Moulder
670 N. Wilton Pl.
Hollywood,
CA 90004          20,000       0.4              10,000      10,000    0.2

Susan Polmar
28 Bucanneer Ave.
Apt B,
Marina Del Rey,
CA 90292            5,000      0.1              2,500        2,500     0.05

Kirk Roberts(2)
#1012 5353
W. Desert Inn Rd.
Las Vegas, NV      200,000     4.0             200,000       0         0

Park Bench,
 LLC (2)
#1077 5353
W. Desert Inn Rd.
Las Vegas, NV
89146              618,670     12.5            618,670       0         0

Pacific View
Holdings
16795 Fraser Hwy
Surrey, BC, Canada
V3S2X6              25,000      0.5              0            25,000    0.5

Gord Hartshorne(2)
2755 165th St. Surrey,
BC, Canada V4P2L8   10,000      0.2            10,000          0        0

Derek Radstaak(2)
6060 185th St. Surrey,
BC, Canada V3S5P7    2,500      0              2,500           0        0

CheryI Tingstad(2)
9462 205A St.
Langley, BC,
Canada V1M1Y9        8,500      0.2           8,500            0        0

Doug Miller(2)
9462 205A St.
Langley, BC,
Canada V1M1Y9        1,750       0            1,750            0         0

481331 B.C. Ltd.(2)
5857 152nd St.
Surrey, BC,
Canada V3S 3K4       22,000      0.4          22,000           0         0

Ranchland
Contracting Ltd.(2)
16795 Fraser Hwy.
Surrey, BC,
Canada V3S 2X6       67,500      1.4          67,500           0         0

Miranda Ronse(2)
21155 43A. Ave.
Langley, BC,
Canada V3A8L8        25,000      0.5          25,000           0         0

Leo Ronse(2)
21155 43A. Ave.
Langley, BC,
Canada V3A8L8          2,500      0             2,500          0         0

Rod Froehler(2)
21865 6th Ave.
Langley, BC,
Canada V3A7R2         30,900      0.6           30,900         0         0

Rod Farquharson(2)
20127 50th Ave.
Langley, BC,
Canada V3A3S8          1,000       0            1,000          0          0

Greg Phoenix(2)
15512 37A St.
Surrey, BC,
Canada V4B3G6          11,000      0.2           11,000        0          0

Derek Phoenix(2)
20206 43rd Ave.
Langley, BC,
Canada V3A7Z2            6,000     0.1             6,000       0           0

Elizabeth Phoenix(2)
20206 43rd Ave.
Langley, BC,
Canada V3A7Z2            6,000      0.1            6,000       0           0

Tracy Phoenix(2)
20206 43rd Ave.
Langley, BC,
Canada V3A7Z2            1,500      0               1,500      0           0

David Brown(2)
12736 14B Ave.
Surrey, BC,
Canada V4A1J9               500     0                 500      0           0

Paul Thompson(2)
21123 45A Cres.
Langley, BC,
Canada V3A8P9               500     0                  500     0           0

Kenneth Roberts(2)
9340 207A Ave.
Langley, BC,
Canada V1M2W7              2,000    0                 2,000    0           0

Kristine Roberts(2)
9340 207A Ave.
Langley, BC, Canada
V1M2W7                     5,000    0.1               5,000    0           0

Mike Dwyer(2)
8198 196th St.
Langley, BC,
Canada V3A6Y3               5,000   0.1               5,000    0           0

Patricia Dwyer(2)
8198 196th St.
Langley, BC,
Canada V3A6Y3                 5,000   0.1              5,000    0           0

Garry Haverty(2)
5921 133rd St. Surrey,
BC, Canada V3X2N6             13,000   0.3             13,000    0           0

Kirby Helliwell(2)
5929 133rd St.
Surrey, BC,
Canada V3X2N6                 13,000   0.3             13,000    0           0

Tony Miniaci(2)
8237 Haffner Terrace,
Mission,BC, Canada
V2V6T5                        5,000    0.1               5,000   0           0

Michael Kelly(2)
1076 Jensen Cir.
Pittsburg,
CA 94565                     110,000   2.2              110,000   0          0

George Shinbo(2)
2812 Boyer E.
Seattle,
WA 98102                      15,000   3.0              15,000     0         0

Paul Kugler(2)
270 E. Flamingo
Unit#308, Las Vegas,
NV 89109                      225,000  4.5            225,000      0          0

Shabnam Jessa(1)
14213 SE 63rd St.
Bellevue,
WA 98006                      962,250   19.4          475,000     487,250    9.8

Mohamed Azim Jessa
Irrevocable Trust(1)
14213 SE 63rd St.
Bellevue, WA 98006             75,000    1.5           75,000     0           0

Irrevocable
Aliyah Jessa Trust(1)
14213 SE 63rd St.
Bellevue, WA 98006              75,000   1.5            75,000     0          0

Elle Holdings Ltd.(2)
P.O. Box 228 Temple
Building,
Leeward Hwy, Providenciales,
Turks & Caicos Island           50,000    1.0            50,000     0         0

Zinnat Alibhai(1)
7 Liphook Cres.
London, England
S.E. 23                         12,500    0.3            12,500     0         0
3BN

Zehra Claire Visram(1)
81 Rue Des Sept Arpents,
Luxembourg                       5,000    0.1              5,000     0        0

Fidahusein Jessa(1)
133 Marion Avenue,
Stanmore, Middlesex,
England                          5,000    0.1              5,000     0        0

Al Sedgewick(2)
13698 Coldicutt Ave.
 Whiterock, BC, Canada
V4B3A9                           5,000    0.1              5,000     0        0

Martin Malus(2)
#6 2833 Oak St.
Vancouver, B.C.
V6H 2K4                         10,000    0.2              10,000    0        0

Wynand Investments(2)
2035 Monroe St.
Hollywood, FL 33020            150,000    3.0             150,000    0        0

Kontiki Corp Ltd.(2)
Dehands House 2nd Terrace
W. P.O. Box. 233,180 0
N 7120 Nassau, Bahamas        233,180     4.7             233,180    0        0

Empire Builders,Inc.(2)
2035 Monroe St. Hollywood,
FL 33020                      200,000     4.0             200,000    0        0

VCBM Ltd.(2)
Dehands House
2nd Terrace
W. P.O. Box.
N 7120 0
Nassau, Bahamas                200,000    4.0             200,000    0        0

MC Corp Ltd.(2)
Dehands House
2nd Terrace W. P.O.
Box. N 0
7120 Nassau, Bahamas           200,000     4.0            200,000    0        0

BAS Ltd.(2)
Dehands House
2nd Terrace W. P.O.
Box. N 7120 0
Nassau, Bahamas                 50,000     1.0              50,000   0        0

Deklite Ltd.(2)
Dehands House
2nd Terrace W.
P.O. Box. N 0
7120 Nassau, Bahamas            50,000      1.0              50,000   0       0

Handsome Investments Ltd.(2)
Dehands House
2nd Terrace W. 0
P.O. Box. N 7120
Nassau, Bahamas                 50,000      1.0              50,000   0       0

Monica Pulver(2)
2035 Monroe St.
Hollywood, FL 33020              5,000      0.1              5,000    0       0

Beatrice Stockwell(2)
19201 40th Ave W. Lynnwood,
WA 98036                         1,000       0               1,000    0       0

(1) Affiliates of Anis Jessa
(2) Transferees and Donees of Anis Jessa

ITEM 12. DESCRIPTION OF SECURITIES



CURRENT CAPITAL STRUCTURE

As of the date of this prospectus, we have 50,000,000 shares of common stock, par value $0.0001, authorized, with 4,965,000 shares outstanding held of record by 52 stockholders.

DESCRIPTION OF CAPITAL STOCK

Upon the closing of this offering, we will be authorized to issue 50,000,000 shares of common stock, $0.0001 par value. The following description of our capital stock does not purport to be complete and is subject to and qualified by our articles of incorporation and bylaws, which are included as exhibits to the Registration Statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

COMMON STOCK

As of September 20, 2000, there were 4,965,000 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and non-assessable.

PREFERRED STOCK

The board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our company without further action by the stockholders. We have no present plans to issue any shares of preferred stock.

We have yet to authorize any preferred stock. Our board of directors is empowered, without stockholder approval, to issue series of preferred stock with any designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock. Preferred stock, if issued, could be utilized, under special circumstances, as a method of discouraging, delaying or preventing a change in control of our business.

REGISTRATION RIGHTS

None.


OPTIONS

We currently have no options exercisable for our common stock available for grant. We do not presently have any warrants authorized. Our board of directors may later determine to grant such options and authorize warrants.

DIVIDEND POLICY

We have not paid any cash dividends since our inception and do not intend to pay any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization as of June 30th, 2000:

o on an actual basis; and

o on an as adjusted to basis to give effect to the sale of 3,853,000 shares of our common stock in this offering at an assumed initial public offering price of $5.00 per share, after deducting estimated commissions and estimated offering expenses payable by us.

The outstanding share information excludes:

o Option shares. No options have been issued or authorized to date.

You should read this table with "Plan of Operation" and the Financial Statements and the related notes. See "Use of Proceeds" and "Management."

                                             As of June 30, 2000
                                                 (Unaudited)
                                          Actual          As adjusted
                                      ---------------  ----------------

Long-term obligations,
less current portion................       $0                 $0
Stockholders' equity:
Common stock, $.0001 par value,
50,000,000 shares authorized,
4,740,000 shares issued; 4,740,000
outstanding actual; ...............       $474               $474
Additional paid-in capital.........        $0                 $0
Deferred stock compensation........        $0                 $0
Additional paid-in capital.........        $0                 $0
Accumulated deficit................    ($97,677)          $(97,677)
Accumulated other
comprehensive loss ................     ($3,322)           $(3,322)
Total stockholders' equity.........    ($100,525)         $(100,525)






ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL



     The validity of the common stock offered hereby will be passed upon for us by Jonathan Ram Dariyanani Esq., Miami, Florida. Mr. Dariyanani is a beneficial owner of 150,000 common shares of E-City Software.

     Hansen, Barnett & Maxwell,Certified Public Accountants have audited our financial statements, for the years ended March 31, 2000 and 1999, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given upon the authority of such firm as experts in accounting and auditing. Hansen, Barnett & Maxwell, Certified Public Accountants, will not receive any direct or indirect interest in E-City Software.


ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
         FOR SECURITIES ACT LIABILITIES

The limitation of our director's liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of E-City Software pursuant to the foregoing provisions, or otherwise, E-City Software has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

(PLEASE REFER TO ITEM 19.)


ITEM 16. DESCRIPTION OF BUSINESS



Overview and Industry Background

We are striving to become the premier electronic interactive mapping company in the United States. Using interactive mapping technology, we intend to produce three-dimensional interactive city guides made for both CD ROM and the internet. Presently, the technology offered on the internet by competitors such as MapQuest and others is not visually interactive, nor animated. Moreover, it does not produce visual results that are easy-to-use. Our technology provides websites with a visually interactive, unique mapping tool at a fraction of the cost of internal development of a primitive mapping system. We intend to capitalize upon the internet expansion of powerful brick and mortar businesses. Moreover, by being an offline supplier of software technology and mapping development and not an internet destination site, we are able to maintain the advantages of an enabler of internet activity and e-commerce while simultaneously developing products that enjoy public notoriety and strengthen our consumer brand.

SOLUTION

     Businesses migrating to the internet and current internet based businesses are constantly challenged to find useful, visually interactive content that will enhance user experiences and drive traffic. Brick and mortar businesses also utilize an internet presence to assist customers in locating brick and mortar facilities. We believe that the on-line mapping systems that are currently available are clumsy, often based on outdated or circuitous routes, lack any three-dimensional or interactive effect and often do not present full visual driving directions. In addition, most available interactive mapping is limited to driving directions and does not provide walking directions, important landmarks or place of businesses within the visual context of a particular city. Because E-City mapping solutions provide an animated, multi-faceted, landmark rich visual environment for navigation, they make locating, walking to and understanding the location context of a particular business significantly easier. In addition, although there are a number of services that offer driving directions, we believe that there is no present service that offers visual, interactive, animated mapping complete with landmarks and prominent city features with the level of detail and interactivity of the E-City technology. STRATEGY

We generate revenue primarily by using cutting edge interactive mapping technology to build semi-custom mapping solutions for large business to consumer and business-to-business websites. We believe the growth potential for this revenue is significant. We plan to continue to grow our marketing and business development capabilities in order to continue the long-term expansion of our core interactive mapping technology business. In addition, we intend to pursue an aggressive acquisition strategy to secure complementary technologies in global positioning system technologies, wireless application development and other new markets for interactive mapping software.

We plan to launch our international presence in the first quarter of 2001 with interactive mapping capabilities for China, Europe, Japan and India. We plan for South and Central America and the rest of Asia to follow by the end of 2001. In conjunction with strategic partners in the satellite mapping, interactive broadcast andglobal positioning system fields, we will continue to grow our capabilities as the interactive visual mapping provider of choice on a global scale. In addition, we hope to have wireless deployment partners in place by the first quarter of 2001, continuing to develop E-City software for the WAP (wireless access protocal) market.

PRODUCTS AND SERVICES

We are in the process of completing our Interactive City Guides to 10 major metropolitan areas in the United States pursuant to a major development contract with Cityscape.com, Inc., an on-line city guide and a corporation in which our Chief Executive Officer, Anis Jessa used to be a 35% owner. See "Related Party Transactions." Consumers will be able to use these E-City branded maps to locate businesses, restaurants, hotels and shops for travel and leisure.

In addition, as a value added element for smaller businesses that desire to license or have developed an E-City mapping solution, we can simultaneously produce e-commerce software that allows merchants to quickly and easily establish virtual storefronts. These two products are complementary and can be used together create a powerful software package that has several applications.

We are also in the process of licensing negotiations with a number of potential licensees of the E-City metropolitan area maps. We have also been approached by a number of international corporations with interactive mapping needs for various cities throughout the world.

Presently, we can also develop a variety of interactive, animated solutions for websites throughout various industry segments on the Internet, including retail, physicians and dentists, service providers, governmental offices and industrial concerns. We intend to develop strategic relationships throughout these industries to leverage the customer recognition and view time of the E-City mapping solutions.

CUSTOMERS

To date, we have one development contract with Cityscape.com, Inc. This Software
Development   Agreement,dated   September   15,  1999, was originally   between
3DCityGuide.com, Inc. (which subsequently changed its' name to Cityscape) and Butterfly Software. The Agreement specifies payments of $2,000,000.00 from Cityscape to Butterfly beginning August 1, 1999, with a term of two years. The Agreement requires us to create interactive mapping solutions for 10 cities. We have collected payments of approximately $600,000 to date under the Agreement. The Agreement was assumed by E-City at the closing of the E-City purchase of Butterfly Software, which occurred on August 15, 2000. The transaction between Butterfly and E-City is further described in the section entitled "Related Party Transactions."

There can be no assurance that E-City will be successful in gathering customers other than Cityscape. E-City's potential customers include various industry segments on the Internet, including retail, physicians and dentists, service providers, governmental offices and industrial concerns. We intend to develop strategic relationships throughout these industries to leverage the customer recognition and view time of the E-City mapping solutions.

TECHNOLOGY

We use a proprietary animated mapping development process that utilizes new films that our personnel shoot from helicopters over each city or metropolitan area. These films are rendered by our animators into visual stills. The stills are then encoded on to the E-City development platform. After encoding, full animation and interactivity are added. Finally, we build the internet interface into each city, providing an interactive visual data platform for which any number of internet applications and websites may be found.

We will also  strive to  increase  our  market  share by  employing  the  latest
Geographical Information Systems and XML Technology in all of our mapping software. Because the competitive environment has changed to focus on XML and away from HTML, traditional companies in the interactive mapping space will have to transition over and convert into an XML environment. We were founded on the basis of an XML development strategy and are therefore poised to offer e-businesses the most advanced XML development capability available. We intend to produce software that is more functional and powerful than other existing products.

SALES AND MARKETING

We intend to expand our sales capabilities by increasing the size of our direct sales force and by establishing and broadening our third-party sales channels. Currently, our direct sales organization includes two sales representatives. We also intend to expand our business development organization, which currently includes one representative.

Our marketing organization currently includes a staff of two individuals. We intend to expand the marketing organization and target customers in markets that involve the migration of brick and mortar businesses to the Internet. We intend to advertise our products via trade shows, industry journals, strategic partnering, search engine partners, traditional media advertising and web based advertising. We will also promote our services via our company website and other ongoing public relations efforts such as exhibiting at industry conferences and events focused on e-commerce and the internet. The focus of our marketing efforts is to establish our brand, generate new sales opportunities, and create awareness of product offerings.

RESEARCH AND DEVELOPMENT

Other than the acquisition of Butterfly Software, E-City has not made an investment to date in research and development. It is planned that the company spend approximately $150,000 over the next twelve months to further develop the foreign language and wireless access protocol functions of the E-City mapping solutions.

COMPETITION

There is limited direct competition in our market place.
Our competition consists primarily of non-interactive, photo mapping technologies, with little or no animation and no active animation. Competitors with such non-interactive technology will be able to license the E-City technology to improve their level of customer value. At present, our industry is intensively competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Our principal sources of indirect competition include: Yahoo!, MapQuest, Inc. and Microsoft Corporation in the non-custom mapping development space. In the future, we may also face competition from other sources that are poised to enter the market, but who remain presently unknown.

PROPRIETARY RIGHTS AND LICENSING

Our success and competitiveness are dependent to a significant degree on the protection of our proprietary technology. We rely primarily on a combination of copyrights, trademarks, licenses, trade secret laws and restrictions on disclosure to protect our intellectual property and proprietary rights. We also enter into confidentiality agreements with our employees and consultants, and generally control access to and distribution of our internal documentation and other proprietary information. Despite these precautions, others may be able to copy or reverse engineer aspects of our applications, to obtain and use information that we regard as proprietary or to independently develop similar technology. Any such actions by competitors could have a material adverse effect on our business, operating results and financial condition.

In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and effective patent, copyright, trademark and trade secret protection may not be available in these jurisdictions.

We will pursue the registration of some of our trademarks in the United States and in other countries.

REGULATORY ENVIRONMENT

Within the United States, the legal landscape for internet privacy is new and rapidly evolving. Collectors and users of consumer information over the internet face potential tort liability for public disclosure of private information; and liability under federal and state fair trade acts when information sharing practices do not mirror stated privacy policies. Due to the increasing popularity and use of the internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state and local levels relating to the internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Further, the growth and development of the market for activity on the internet may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the internet, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet could harm our business.



EMPLOYEES AND CONSULTANTS

As of September 20, 2000, we had 16 employees and three consultants, 12 of who were based at our offices in Vancouver, British Columbia. None of our employees is subject to a collective bargaining agreement. We believe that our relations with our employees and consultants are good.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedule that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. The Securities and Exchange Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.



ITEM 17. PLAN OF OPERATION



The following discussion and analysis of our financial condition and results of our operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.



THE MARKET

The focus of our plan of operation over the next 12 months is to become the premier electronic interactive mapping company in the United States. We intend to produce three-dimensional interactive city guides made for both the CD-ROM and internet. Because we believe the current technology offered on the internet by competitors is not visually interactive, animated, or easy-to-use, we believe our market opportunity as a provider of dynamic, interactive software is substantial. We thus can provide a unique mapping tool at a fraction of the cost of internal development of a primitive mapping system and are therefore well positioned to take advantage of the internet expansion of powerful brick and mortar businesses. Because we are also a supplier of software technology and mapping development and not a destination site on the internet, we can be an enabler of internet activity and e-commerce while simultaneously building our brand.



PRODUCT DEVELOPMENT

Over the next 12 months, we anticipate completing Interactive City Guides to 10 major metropolitan areas in the United States pursuant to our major development contract with Cityscape.com. These E-City branded guides will assist consumers to locate businesses, restaurants, hotels, shops and for travel and leisure. We intend to leverage our expertise developed from fulfillment of this project to expand into other contexts and develop our sales channels. In addition, as a value added element for smaller businesses that desire to license or have developed an E-City mapping solution, we intend to offer simultaneously e-commerce software that allows merchants to quickly and easily set up virtual storefronts. These two products are complementary and can be used together create a powerful software package that has several applications.

STRATEGIC POSITIONING


During the next 12 months we will focus on sales and product development, specifically, leveraging our core competency of interactive mapping software design and increasing sales from developing semi-custom solutions for customers. We intend to build our business development force to develop strategic alliances to increase market presence and build our brand.

We were founded on the basis of an expandable software architecture that incorporates the most current internet and wireless technologies, including XML, or extensible markup language. We are positioned to offer e-businesses advanced mapping solutions to be presented on the internet in both an HTML and XML development capability. We hope to win market share by employing the latest Geographical Information Systems in our mapping software. We believe that the current focus on XML and away from HTML, or hypertext markup language, will allow us to seize additional market opportunity as traditional companies in the interactive mapping space transition over and convert into an XML environment.

INTERNATIONAL EXPANSION

In conjunction with strategic partners that we hope to find in the satellite mapping, interactive broadcast, global positioning system fields, E-City will continue to grow its capabilities an the interactive visual mapping provider on a global scale. We plan to build our international presence in the first quarter of 2001 with interactive mapping capabilities for China, Europe, Japan and India. We intend to follow with development in South and Central America and the rest of Asia by the end of 2001. In addition, we hope to have wireless deployment partners in place by the first quarter of 2001, continuing to develop the E-City software for the WAP, or wireless access protocol, market.

CASH REQUIREMENTS

Although we will not receive any proceeds from the sale of shares pursuant to this offering, we anticipate undertaking additional private financing and will do so on an as needed basis during the course of the next 12 months. Presently, without the planned sale of additional shares, we do not have sufficient capital to maintain, grow or continue our operations for the next 12 months. Our plan of operation is therefore dependent upon our ability to raise capital apart from this offering.

RESEARCH AND DEVELOPMENT

We plan to conduct extensive research and development of our core visually interactive user interface for multiple software products built for the mapping applications of websites of our customers. Most of this research and development will be paid for within the contractual fee for development of software for our customers. We plan to develop and produce interactive mapping solutions for the handheld, Web enabled wireless device market during the next 12 months. We also intend to concentrate research on expansion into mapping software for automotive, marine and aerospace applications that utilize the World Wide Web.

PLANT AND EQUIPMENT

We currently have offices in Seattle, Washington and Vancouver, British Columbia. Most of our core software development and mapping and animation technology will be hosted in Vancouver where the employee base is large and wages are generally lower than in most regions of the United States for software developers.

We are planning a very significant increase in the size of our facility in Vancouver, expansion of our U.S. facility and significant expenditures on computer hardware and software. We estimate requirements of at least $2,000,000 in capital to be raised privately and apart from this offering to be devoted to expansion of the Vancouver and Seattle facilities and the acquisition of new computer hardware and software for use by our expanded workforce.

EMPLOYEES

We plan to hire approximately 32 additional developers in the next 12 months to meet business expansion and continue servicing existing and new clients, developing existing and new business lines, and augmenting our management, marketing, sales and business development capacities.







ITEM 18. DESCRIPTION OF PROPERTY



Most of our employees are located in an approximately 6,000 square foot facility in Vancouver, British Columbia. The lease for this facility expires in May, 2002. Our headquarters is located in Seattle, Washington. This facility is rented on a month to month basis with no lease agreement. We believe that these existing facilities are adequate to meet our current, foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.


ITEM 19. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS



There has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described where required in "Management," and the transactions described below.

ACQUISITION OF BUTTERFLY BY E-CITY-RELATIONSHIP WITH CITYSCAPE

     To date, we have one development contract with Cityscape.com, Inc. This Software Development Agreement, dated September 15, 1999, was originally between 3DcityGuide.com, Inc. (the previous name for Cityscape) and Butterfly Software. The Agreement specifies payments of $2,000,000.00 from Cityscape to Butterfly over a period of two years, ending August 1, 2001. The Agreement was for the creation of interactive mapping solutions for 10 cities at an average of $200,000 per city. There have been payments of approximately $600,000 to date under the Agreement. The Agreement was assumed by E-City at the closing of the E-City purchase of Butterfly Software, which occurred on August 15, 2000. E-City purchased 100% of the stock of Butterfly Software on August 15, 2000 in exchange for 50,000 shares of common stock of E-City, 25,000 of which will be registered in this offering by Anis Jessa. Anis Jessa and his affiliates were 50% owners of Butterfly Software prior to its acquisition by E-City. While the corporation's conflict of interest policies were observed with respect to E-City's ratification of this related party transaction, there can be no assurance that the terms of the transaction were fair to the shareholders of E-City.

We have derived 100% of our revenues since inception from one customer, Cityscape.com, Inc, a company Chief Executive Anis Jessa used to own approximately 35% of the issued and outstanding shares. Mr. Jessa also served as a director of Cityscape until July, 2000.

Anis Jessa currently serves as our Chief Executive Officer. Prior to July, 2000, Mr. Jessa served as the President of Cityscape.com, Inc. and as a director. In July of 2000, Mr Jessa resigned as an officer and director of Cityscape. Pursuant to stock repurchase agreements entered into with other founders of Cityscape, Mr. Jessa was required to sell his holdings in Cityscape to the other founders at par value of $0.0001 per share upon his resignation. While Mr. Jessa was a holder of approximately 35% of the issued and outstanding stock of Cityscape, he presently has no direct or indirect financial or equity interest in Cityscape.





SALES OF OUR COMMON STOCK AND PREFERRED STOCK

Common Stock. The following table summarizes the private placement transactions in which we sold common stock to our directors, executive officers, 5% stockholders and persons and entities affiliated with them.




                                                                SHARES OF
                                                   PRICE PER    COMMON STOCK
PURCHASER                     DATES OF PURCHASE      SHARE      STOCK
------------------            -----------------    ---------    ------------

Anis Jessa
Director and
Executive Officer             5/12/00               $0.0001    3,555,250

Salim Devji
Director and
Executive Officer             8/1/00                $0.0001    200,000

Robin Moulder
Director and
Executive Officer             8/1/00                $0.0001    20,000

Susan Polmar
Executive Officer             8/1/00                $0.0001    5,000

Shabnam Jessa 1               5/12/00               $0.0001    962,250

Mohamed Azim Jessa
Irrevocable Trust(1)
14213 SE 63rd St.
Bellevue, WA 98006           5/12/00               $0.0001    75,000

Irrevocable
Aliyah Jessa Trust 1          5/12/00               $0.0001    75,000

Zinnat Alibhai 1              5/12/00               $0.0001    12,500

Zehra Claire Visram 1         5/12/00               $0.0001     5,000

Fidahusein Jessa 1            5/12/00               $0.0001     5,000

Totals                                                      4,915,000

1 Affiliates of Anis Jessa






DESCRIPTION OF INSIDER SALES

     Between May 12, 2000 and August 1, 2000, the registrant sold 4,915,000 shares of common stock in a private placement. There was no public offering of the shares. The duration of the offering period was May 12, 2000 to August 1, 2000. The shares were offered to acquaintances of the officers, directors and employees, as well as offered to the Officers and Directors themselves. On August 15, 2000, E-City issued to Butterfly Software 50,000 shares of common stock in exchange for 100% of the issued and outstanding stock of Butterfly Software pursuant to the attached Stock Purchase Agreement. The Officers and Directors as a group purchased 4,915,000 shares in this private placement or 99% of the total shares issued in the private placement. In addition, the additional shares issued pursuant to the acquisition of the Butterfly Stock Purchase were also issued to Insiders of the Company and totaled 50,000 shares or 1% of the total then outstanding.

Pursuant to the above transactions, the officers, directors and 5% or greater shareholders of E-City purchased a total of 4,915,000 shares in the private placement, representing 99% of the total shares issued and outstanding of the company subsequent to the private placement.

Officer and Director Anis Jessa and his affiliates purchased 4,690,000 of shares on May 12, 2000 at a per share purchase price of $0.0001. Officer and Director Anis Jessa was issued 25,000 shares on August 15, 2000 pursuant to the acquisition of the Butterfly Software.

Officer and Director Robin Moulder purchased 20,000 shares of common stock at $0.0001 per share on August 1, 2000 in the above mentioned private placement. Officer and Director Sal Devji purchased 200,000 shares of common stock at $0.0001 per share on August 1, 2000 in the above mentioned private placement. Officer Susan Polmar purchased 5,000 shares of common stock at $0.0001 per share on August 1, 2000 in the above mentioned private placement.


INDEMNIFICATION AGREEMENTS

We are entering into indemnification agreements with each of our directors and officers. Such indemnification agreements will require us to indemnify our directors and officers to the fullest extent permitted by Nevada law. For a description of the limitation of our directors' and officers' liability and our indemnification of such directors and officers, see "Limitation on Directors' and Officers' Liability and Indemnification."

CONFLICT OF INTEREST POLICY

We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Our policy is to require that a majority of the independent and disinterested outside directors on our board of directors approve all future transactions between us and our officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to us than we could obtain from unaffiliated third parties.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue. As of September 20, 2000, there are no options outstanding to purchase shares of our common stock and no options to purchase our common stock that are authorized and available for grant, no shares that may be sold pursuant to Rule 144 and 3,853,000 shares that we have agreed to register under the Securities Act in this offering for sale by current security holders. There are approximately 52 holders of record of our shares of common stock. No dividends have been paid on our common stock to date, and we have no plans to pay dividends on our common stock in the foreseeable future.

The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if trading in our common stock is determined to be subject to the above rules, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

MANAGEMENT


ITEM 21. EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION




The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities since the commencement of our operations by our Chief Executive Officer, there are no other executive officers who earned more than $100,000 in salary and bonus since commencement of operations.


                       SUMMARY COMPENSATION TABLE

                                               Long-Term Compensation
        Annual Compensation                           Awards
        -------------------                    ----------------------


Name,                           Other        Restricted  Securities
Principal                       Annual       Stock       Underlying  All Other
Position  Salary($) Bonus($) Compensation($) Award(s)($) Options(#) Compensation


Anis
Jessa     $60,000*   0              0           0            0         0




     *Anis Jessa has not yet drawn any salary from E-City. It is anticipated that Mr. Jessa will begin taking a salary of $60,000 beginning January 1, 2001. Mr. Jessa is not entitled to any reimbursement for the salary he has elected to forego.


OPTION GRANTS SINCE INCEPTION AND AGGREGATE OPTION EXERCISES DURING LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Since inception, we have not granted any stock options to any individual, including our Chief Executive Officer. We anticipate granting options to various employees, directors and consultants. Any such grants will be made at an exercise price equal to the fair market value of our common stock as determined by our board of directors.

Employee Benefit Plans


We do not currently
have any employee
benefit plans.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ITEM 22. FINANCIAL STATEMENTS



Report of HANSEN, BARNETT & MAXWELL CERTIFIED PUBLIC ACCOUNTANTS ..........F1

Financial Statements

Balance Sheet .............................................................F2
Statements of Operations ..................................................F4
Statements of Shareholders' Equity.........................................F6
Statements of Cash Flows...................................................F8
Notes to Financial Statements..............................................F10











Report of Hansen,
Barnett & Maxwell,
Certified Public
Accountants,

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                      AND

                              FINANCIAL STATEMENTS


                            March 31, 2000 and 1999

                             E-CITY SOFTWARE, INC.

                                 AND SUBSIDIARY





                               TABLE OF CONTENTS

                                                                        Page



Report of Independent Certified Public Accountants .......................F1

Financial Statements:

Consolidated Balance Sheets - June 30, 2000 (Unaudited),
March 31, 2000 and 1999 ..................................................F2

Consolidated Statements of Operations for the Three Months Ended
June 30, 2000 and 1999 (Unaudited), and for the Year Ended
March 31, 2000 and for the Five Months Ended March 31, 1999 ..............F4

Consolidated Statements of Stockholders' (Deficit) for the Five
Months Ended March 31, 1999 and for the Year Ended March 31,
2000 and for the Three Months Ended June 30, 2000 (Unaudited).............F6

Consolidated Statements of Cash Flows for the Three Months Ended
June 30, 2000 and 1999 (Unaudited), and for the Year Ended March
31, 2000 and for the Five Months Ended March 31, 1999 ....................F8

Notes to Financial Statements ............................................F10

                           HANSEN, BARNETT & MAXWELL
                           A Professional Corporation

                          CERTIFIED PUBLIC ACCOUNTANTS
                                 (801) 532-2200

              Member of AICPA Division of Firms Fax (801) 532-7944
                 Member of SECPS 345 East 300 South, Suite 200
   Member of Summit International Associates Salt Lake City, Utah 84111-2693




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the Board of Directors and Shareholders

E-City Software, Inc. and Subsidiary



We have audited the accompanying consolidated balance sheets of E-City Software, Inc. and subsidiary as of March 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended March 31, 2000 and for the Five Months Ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of E-City Software, Inc. and subsidiary as of March 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended March 31, 2000 and for the five months ended March 31, 1999 in conformity with accounting principles generally accepted in the United States.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's operating losses since inception and negative working capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.









HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
September 12, 2000

                      E-CITY SOFTWARE, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS


                          June 30,                     March 31,
                        -----------          ----------------------------
                           2000               2000                  1999
                        (Unaudited)


ASSETS


Current Assets

Cash                   $   27,489            $ 14,658                $ 12,452


Software
development costs         211,690              74,169                   -

Prepaid expenses           16,433              13,232                   -


Related party receivable   85,674              86,055                   -
                          -------             -------                ---------



Total Current Assets      341,286             188,114                  12,452
                          -------             -------                  ------



Property and Equipment

Automobiles               20,600               21,043                    -

Furniture and fixtures     9,031                6,480                    -

Computer equipment        71,942               52,792                    -


Less:
accumulated
depreciation             (17,920)              (11,636)                  -
                       -----------           -----------             ----------



Total Property
and Equipment            83,653                 68,679                   -
                       ----------            ----------              ----------




Total Assets          $ 424,939              $ 256,793              $ 12,452
                      ==========             ==========             =========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                     LIABILITIES AND STOCKHOLDERS' DEFICIT



                         June 30,                      March 31,
                        -----------          ----------------------------
                           2000               2000                  1999
                        (Unaudited)



Current Liabilities

Accounts payable         $ 3,377              $ 3,451               $-

Accrued expenses          22,505               29,691              5,817

Obligations
under capital
lease -
current portion           3,529                3,538                 -

Related
party notes
payable                  178,292              182,130              13,322


Deferred revenue         304,000              96,000                  -
                        --------             --------             ---------

Total Current
Liabilities              511,703              314,810              19,139



Obligations
Under Capital Lease
Long Term                 13,761              14,984                 -
                         --------            ---------            ---------




Total Liabilities        525,464             329,794               19,139
                         --------            ---------            ---------


Stockholders' Deficit

Common stock,
$0.0001 par value,
50,000,000 shares
authorized,
4,740,000,
50,000 and 50,000
 shares
issued and outstanding,
respectively                 474                 5                    5

Accumulated deficit       (97,677)           (68,136)              (6,653)

Accumulated other
comprehensive
income(loss)               (3,322)            (4,870)                (39)
                           -------            --------             -------


Total Stockholders'
 Deficit                   (100,525)          (73,001)             (6,687)
                           ---------         ---------             --------



Total Liabilities
and Deficit                $ 424,939         $ 256,793             $ 12,452
                           ==========        ==========            =========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                      E-CITY SOFTWARE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS







                      Months Ended             For the Years Ended
                        June 30,            March 31,       March 31,
                    -----------------      -----------     -----------
                    2000         1999         2000            1999
                    ----         ----      -----------     -----------
                       (Unaudited)



Sales                $-          $-           $ 250,000         $-




Cost of Goods Sold    -          -             132,023          -
                    -----      ------        ----------       -------



Gross Profit          -          -            117,977           -



Operating Expenses

General and
administrative
expenses            26,931       -             78,394         6,636


Research and
development           -        65,022          99,893           -
                    ------     ------          ------         -------



Total Operating
Expenses            26,931     65,022         178,287         6,636
                    ------     ------         -------        ------




Loss from
Operations         (26,931)      (65,022)       (60,310)          (6,636)



Other Income (Loss)

Interest income      17              5            57                2


Gain (Loss)
on foreign

currency exchange   (2,627)         754        (1,230)            (19)
                    --------        ---         ------            ----



Net Other
Income (Loss)        (2,610)        759          (1,173)          (17)
                     -------        ---           ------          ----



Net Loss           $ (29,541)     $ (64,263)     $ (61,483)     $ (6,653)
                    ==========    ==========     ===========    ==========



Basic Loss
Per Share          $ (0.01)        $ (0.01)        $ (0.01)        $-
                   --------        --------        --------     ---------



Weighted
Average
Shares Outstanding 4,740,000      4,740,000         4,740,000      4,740,000
                   ==========     =========         ==========     ==========



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                      E-CITY SOFTWARE, INC. AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' Equity (DEFICIT)






                                                       Accumulated
                                                       Other
                 Common Stock    Paid In  Accumulated  Comprehensive  Total
                 Shares Amount   Capital  Deficit      Loss           Equity
                 -------------   -------  -----------  -------------  ------


11-9-98 shares

issued
at inception    50,000   $ 5      $-        $-            $-            $ 5


Net loss          -        -       -      (6,653)         -            (6,653)

Translation
adjustments       -        -       -        -            (39)          (39)

Comprehensive
Loss              -        -       -        -             -            (6,687)
               ---------  -----  ------   ---------     --------      ---------

Balance
March 31,       50,000     5       -      (6,653)         (39)         (6,687)
1999

Net loss         -         -       -      (61,483)         -           (61,483)

Translation
adjustments      -         -       -         -            (4,831)       (4,831)

Comprehensive
Loss             -         -       -         -              -          (66,314)
               --------  ------- --------  ---------    -----------   ---------

Balance
March 31,      50,000       5       -       (68,136)       (4,870)      (73,001)
2000

Net loss
(unaudited)     -          -       -       (29,541)          -         (29,541)

Translation
adjustments
(unaudited)     -          -       -          -            1,548         1,548

Founders
shares
issued at
inception
of E-City
Software,
Inc.
on May 12,
2000
(unaudited)    4,690,000   469      -          -             -              469

Comprehensive
loss
(unaudited)     -           -       -          -             -          (27,524)
              ---------   ------  -------   --------      ---------    ---------

Balance
June 30,
2000
(Unaudited)
            4,740,000   $ 474     $-      $ (97,677)    $ (3,322)    $ (100,525)
            =========   ======    ======  ==========    =========    ===========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                      E-CITY SOFTWARE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                      Months Ended            For the Months Ended
                        June 30,            March 31,       March 31,
                    -----------------       ---------       ----------
                    2000         1999         2000            1999
                    ----         ----       ---------       ----------

                       (Unaudited)





Cash Flows
From Operating
 Activities

Net loss          $ (29,541)    $ (64,263)   $ (61,483)     $ (6,653)

Foreign exchange
(gain) loss          2,627          (754)       1,230          19

Depreciation
and amortization     6,532           627        11,463         -


Changes in
current assets
and liabilities:

Accounts receivable (378)             -        (85,178)        -

Work in process     (139,126)         -        (73,068)        -

Prepaid expenses     (3,481)       (3,680)      (13,035)       -

Accounts
payable
and accrued

expenses             (6,095)         7,663        26,788       5,788


Deferred revenue      208,000         -            96,000       -
                      -------        ------       -------     -------



Net Cash
Provided by
(Used In)

Operating
Activities             38,538       (60,407)      (97,283)      (846)
                     ----------     ---------     ---------   --------



Cash Flows From
Investing Activities


Equipment purchases    (22,956)       (15,285)       (59,600)      -



Net Cash Used
in Investing
Activities              (22,956)       (15,285)       (59,600)     -




Cash Flows
From
Financing
Activities

Principal
payments
of long-term
debt                       (842)        (2,786)       (5,257)     (8,295)

Borrowings
 under
 long-term debt              -            74,093        169,747    21,617
                          ---------      -------        -------    ------



Net Cash
(Used In)
Provided by

Financing
Activities                 (842)          71,307         164,490    13,322
                           -------      --------         -------    ------



Effect of Exchange Rate

Changes on Cash            (1,909)          383          (5,401)    (24)
                           -------          ---           ------     ---



Net Increase
(Decrease)
 in Cash and

Cash Equivalents           12,831          (4,002)         2,206    12,452



Cash and Cash Equivalents at


Beginning of Year         14,658            12,452          12,452    -




Cash and Cash
Equivalents
at End of Year           $ 27,489          $ 8,450       $ 14,658    $ 12,452
                         ========          =======       ========    ========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                      E-CITY SOFTWARE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (INFORMATION WITH RESPECT TO JUNE 30, 2000 AND

        FOR THE THREE MONTHS ENDED JUNE 30, 2000 AND 1999 IS UNAUDITED)





NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES



Organization and Nature of Operations -- Butterfly Software, Inc. (Butterfly) was incorporated on November 9, 1998 pursuant to the laws of British Columbia, Canada. Its primary business activity is the development of interactive computer software (interactive city guides) produced on a contract basis for customers. On May 12, 2000, E-City Software, Inc. (E-City) was created as a Nevada corporation by the major shareholder of Butterfly and 4,690,000 shares of common stock were issued as founders shares. E-City has had no operations and is considered a shell corporation. Subsequent to E-City's formation and pursuant to a purchase agreement between Butterfly and E-City, the 100 outstanding shares of Butterfly were exchanged for 50,000 shares of E-City whereby Butterfly became a wholly owned subsidiary of E-City. For financial reporting, the acquisition was accounted for at historical cost in a manner similar to a pooling-of-interests with Butterfly considered the acquiring corporation. The historical financial statements of Butterfly, which are presented herein, were restated to reflect the E-City shares issued to the Butterfly shareholders. E-City and its subsidiary, Butterfly, are herein referred to as "the Company".



Interim Unaudited Financial Information -- The accompanying condensed financial statements have been prepared by the Company and are not audited. In the opinion of management, all adjustments necessary for a fair presentation have been included and consist only of normal recurring adjustments except as disclosed herein. The financial position and results of operations presented in the accompanying financial statements are not necessarily indicative of the results to be generated for the remainder of 2000.



Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates



Basis of Presentation--The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements for the three month period ended June 30, 2000 and 1999, and the year ended March 31, 2000 and for the five months ended March 31, 1999, the Company has incurred net losses of $29,541, $64,263, $61,483 and $6,653 respectively. Also, for the three month period ended June 30, 2000, and the year ended March 31, 2000 and for the five months ended March 31, 1999, the Company had a working capital deficit of $170,417, $126,696, and $6,687, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities which might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. The Company's management intends to use both capital and debt financing as needed to provide sufficient cash flow.



Software Revenue -- Revenue from licenses of the interactive guides is recognized when delivery is complete, and no significant obligations remain unfulfilled by the Company and when collection of any remaining receivable is probable. Payments collected prior to revenue recognition are accounted for as deferred revenue.

Service revenues from the post-contract customer support contract and software upgrade contract are recognized at the time revenues from the contract are recognized because the service period is less then one year. The Company has estimated and accrued the costs related to these services and recorded them in the year revenue is recognized.



Capitalized Software Costs -- In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" development costs incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility in the form of a working model has been established. Subsequent costs to produce the interactive guides are accumulated as an asset, "software development costs", and recorded as costs of goods sold when revenue is recognized.



Major Customers -- During the year ended March 31, 2000, revenue from the company's sole customer amounted to $250,000.



Financial Instruments -- The amounts reported as cash, related party accounts receivable, accounts payable, accrued liabilities and unearned revenue are considered to be reasonable approximations of their fair values due to their near-term maturities.



Cash and Cash Equivalents -- The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.



Property and Equipment -- Property and equipment is reported at cost. Minor repairs, enhancements, and maintenance costs are expensed when incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the three months ended June 30, 2000 and 1999 and the year ended March 31, 2000 and for the five months ended March 31, 1999 was $6,532, $627, $11,467 and $0, respectively. Major categories of property and equipment and estimated useful lives are as follows:

Estimated

Useful Life

Furniture and fixtures.................... 3-7 years

Computer equipment........................ 5 years

Automobiles............................... 5 years



Impairment of Long-lived Assets -- The Company reviews its long-lived assets, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in measuring whether the assets are recoverable. The Company does not consider any of its long-lived assets to be impaired.



Foreign Currency Translation -- Monetary assets and liabilities which are denominated in currencies other than Canadian Dollars are translated at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at rates of exchange prevailing on the transaction dates. All exchange gains or losses are recognized currently in earnings.



For reporting purposes, the financial statements have been translated into United States Dollars. Assets and liabilities are translated at the exchange rate in effect on the balance sheet date. Revenue and expense items are translated at an average exchange rate. Translation adjustments representing translation gains or losses are recorded as a component of comprehensive income.

Basic and Diluted Loss Per Share -- Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to potentially issuable common shares except during loss periods when those potentially issuable common shares would decrease the loss per share. There were no potentially issuable shares at June 30, 2000 (unaudited), March 31, 2000, or 1999.



Earnings per share for the periods ended June 30, 2000 and 1999, and March 31, 2000 and 1999 has been calculated by considering the 4,690,000 shares issued upon the inception of E-City on May 12, 2000 as being outstanding for the entire period from November 9, 1998.



Income Taxes -- The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided, as necessary.



Recent Accounting Pronouncements -- In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes new accounting and reporting standards for companies to report information about derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement is effective for financial statements issued for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect this statement to have a material impact on the Company's results of operations, financial position or liquidity.



     In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, An Interpretation of APB Opinion No. 25." Interpretation No. 44 provides definitive guidance regarding accounting for stock-based compensation to non-employee directors. Interpretation 44 allows non-employee directors to be treated as "employees" for purposes of applying APB Opinion No. 25.


NOTE 2 - CASH FLOW INFORMATION



Supplemental Cash Flow Information -- During the periods ended March 31, 1999 and 2000, and June 30, 2000 and 1999 the Company paid $0, $1,060, $498 and $0 for interest.



Noncash Investing and Financing Activities -- During 2000, the company entered into a capital lease arrangement for a vehicle valued at $21,043. The company also transferred equipment valued at $1,225 to a shareholder as a payment on a note from the shareholder.



NOTE 3-RELATED PARTY TRANSACTIONS AND BALANCES



The Company entered in to an agreement in September 1999 with a related party under common control to develop ten interactive city guides for a total contract price of $2,000,000. During the year ended March 31, 2000 the Company completed and delivered the first interactive guide and recognized revenues of $250,000. In addition, the company has received deposits on subsequent city guides which it has recorded as deferred revenue pending completion of each guide. The Company has recorded deferred revenue of $304,000 and $96,000 for the three months ended June 30, 2000 and the year ended March 31, 2000, respectively.



The Company has also loaned funds to this related party. As of June 30, 2000 and
March  31,  2000,   the  Company  had  a  receivable  of  $85,674  and  $86,055, respectively, from the related party.

The Company has borrowed funds for operating capital from various shareholders and other companies under common management. Amounts due to these related parties are non-interest bearing and without specific terms of repayment. As of June 30, 2000 and March 31, 2000 and 1999, the Company owed $178,292, $182,130 and $13,322, respectively.



NOTE 4-COMMITMENTS



Obligations under Capital Leases -- During 2000, the Company entered a capital lease agreement for a vehicle. The lease is for 48 months with a minimum monthly payment of $401. Equipment under capital leases as of March 31, 2000 was as follows:



Automobile                     $ 21,043

Less: Accumulated depreciation (3,069)
                               --------

                               $ 17,974



Operating Lease Obligations -- On February 29, 2000, the Company entered into a 24 month lease agreement for a vehicle. The lease payment is $458 per month.



On March 31, 2000, the Company entered into a 3-year agreement to lease office space for monthly payments of $1,552. A yearly escalation allowance is provided in the lease agreement.



Rental expense for the three months ended June 30, 2000 and the years ended March 31, 2000 and 1999 was $4,864 and $19,766, and $0.



The future minimum lease payments for capital and operating leases as of March 31, 2000 are as follows:



For the Year Ending                                  Capital          Operating


March 31,                                            Leases           Leases




2001...............................................$ 4,807            $ 25,595

2002............................................... 4,807               24,708

2003............................................... 4,807                3,294


2004............................................... 7,626                  -




Total minimum payments.............................22,047            $ 53,597
                                                                     ========

Less amount representing executory costs.........  (2,299)
                                                   -------

Net minimum lease payment........................  19,748

Less amount representing interest...............  (1,226)
                                                  -------

Present value of net minimum lease payments......  18,522

Less current portion............................  (3,538)
                                                  -------



Obligations Under Capital Lease ................$  14,984
                                                 =========

NOTE 5-COMPREHENSIVE LOSS



Comprehensive income (loss) consists of foreign currency translation adjustments as follows:



                               Before-Tax             Tax          Net-of-Tax

                                 Amount             Benefit         Amount

For the Quarter
Ended June 30, 2000
(Unaudited)

Translation adjustments         $ 1,548              $-             $ 1,548
                               ---------           -----------      -------

Other Comprehensive Income      $ 1,548              $-             $ 1,548
                                =======            ===========      =======



For the Year
Ended March 31, 2000

Translation adjustments         $ (4,831)            $-             $ (4,831)
                                ---------           ------------    ---------

Other Comprehensive Loss        $ (4,831)            $-             $ (4,831)
                                =========            ============   =========



For the Year Ended March 31, 1999

Translation adjustments         $ (39)               $-              $ (39)
                                 -----               -------------   ------

Other Comprehensive Loss        $ (39)               $-              $ (39)
                                ======               =============   ======



NOTE 6- INCOME TAXES



The Company did not have a current or deferred provision for income taxes for the year ended March 31, 2000 and for the five months ended March 31, 1999. The following presents the components of the net deferred tax asset at June 30, 2000, March 31, 2000 and 1999:




                                        June 30,                 March 31,
                                     --------------          -----------------

                                     2000                 2000         1999
                                     -----               -----         ----
                                             (Unaudited)



Operating loss carryforwards       $ 116,801             $ 53,495     $ 2,526

Software development costs          (80,443)              (28,184)        -

Less: Valuation Allowance           (36,358)              (25,311)    (2,526)
                                    ---------            ----------   -------




Net Deferred Tax Asset               $-                       $-        $-




The valuation allowance increased $11,047, $22,785 and $2,526 during the quarter ended June 30, 2000, and the years ended March 31, 2000 and 1999, respectively. At March 31, 2000, the Company has net operating loss carryforwards of $140,777 that expire, if unused, beginning in 2019.



The following is a reconciliation of the income tax benefit computed at the federal statutory tax rate with the provision for income taxes for the quarter ended June 30, 2000 and the year ended March 31, 2000 and 1999:




                                    June 30,                  March 31,
                                  -------------          ---------------------

                                    2000                 2000            1999
                                   ------               ------          ------
(Unaudited)



Income tax benefit at
statutory rate (38%)              $ (11,047)             $ (23,364)   $ (2,526)

Deferred tax valuation
allowance change                     11,047                22,785      2,526


Non-deductible expenses               -                     579         -



Provision for Income Taxes         $-                       $-          $-

NOTE 7-SUBSEQUENT EVENTS



In August 2000, the Company sold 225,000 shares of common stock to certain employees and directors of the Company at par value.



As of the report date, the Company was involved in preparing a Form SB-2 to be filed with the Securities and Exchange Commission to register 3,853,000 shares of common stock on behalf of the stockholders. The Company will receive no proceeds from the sale of the shares to the public by the shareholders.









ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no disagreements with the accountants on accounting policies or financial disclosure.

[Inside Back Cover Art]

E-CITY SOFTWARE, INC.

E-City Software, Inc.
REGISTRATION STATEMENT ON FORM SB-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


Article V of our articles of incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Nevada law.

Article V of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

We are entering into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.


SEC registration fee.................................................... $5,086
OTC listing fee......................................................... $1,000
Printing and engraving costs............................................ 20,000
Legal fees and expenses................................................ 150,000
Accounting fees and expenses............................................ 10,000
Blue Sky fees and expenses.............................................. 10,000
Directors and Officers Insurance........................................ 25,000
Transfer Agent and Registrar fees........................................ 4,000
Miscellaneous expenses.................................................. 25,000
Total................................................................. =250,086


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


     Between May 12, 2000 and August 1, 2000, the registrant sold 4,915,000 shares of common stock. There was no public offering of the shares. The duration of the offering period was May 12, 2000 to August 1, 2000. The shares were offered to acquaintances of the officers, directors and employees, as well as offered to the officers and directors themselves. Between May 12, 2000 and August 1, 2000, 4,915,000 shares were sold to founders of E-City at par value of $0.0001 per share. The total offering price for this offering was $492.00. On August 15, 2000, E-City issued to Butterfly Software 50,000 shares of common stock in exchange for the purchase of 100% of the issued and outstanding stock of Butterfly Software pursuant to the attached Stock Purchase Agreement.

For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Related Party Transactions" in the form of prospectus included herein.

ITEM 27. EXHIBITS




(a) Exhibits





Number Description
3.1 Articles of Incorporation of the Registrant
3.2 Bylaws of the Registrant.
4.1 Specimen common stock certificate.
5.1 Opinion of Jonathan Ram Dariyanani, Esq.* To be filed by Amendment
10.1 Form of Common Stock Purchase Agreement
10.2 Common Stock Purchase Agreement by and between
     E-City Software, Inc. and Anis Jessa.
10.3 Common Stock Purchase Agreement
     by and between E-City Software, Inc. and Salim Devji.
10.4 Common Stock Purchase Agreement
     by and between E-City Software, Inc. and Robin Moulder.
10.5 Common Stock Purchase Agreement
     by and between E-City Software, Inc and Susan Polmar.
10.6 Stock Purchase Agreement
     by and between E-City Software, Inc and Butterfly Software Inc.
10.7 Software Development Agreement
10.8 Software Development Agreement Addendum
23.1 Consent of Hansen, Barnett & Maxwell,
     Certified Public Accountants, (see Page II- 105 )
23.2 Consent of Jonathan Ram Dariyanani, Esq.
     * To be filed by Amendment(included in Exhibit 5.1).
24.1 Power of Attorney (see Page II-60).
27.1 Financial Data Schedule.


(b) Description of Exhibits





(c) Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 28. UNDERTAKINGS


Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one or more of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake:

(1) to  file  during  any  period  in  which  we  offer  or sell  securities,  a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and (c) to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.




SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, State of Washington, on the 20th day of September, 2000.



By: /s/ Anis Jessa
Anis Jessa, Chief Executive Officer



POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anis Jessa, his or her attorney-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration
Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature Title Date


Chief Executive Officer, Interim September 20th, 2000
/s/ Anis Jessa C.F.O. and Director
------------------
Anis Jessa

/s/ Salim Devji Chief Technology Officer and Director September 20th, 2000
------------------
Salim Devji

/s/ Robin Moulder Chief Operating Officer and Director September 20th, 2000
------------------
Robin Moulder

Exhibit 3.1
Articles of Incorporation of the Registrant


Dan Heller Filed: C13438-00
Secretary of State May 12, 2000
101 North Carson Street
Suite 3
Carson City, Nevada 89701
(775) 684-5708


Articles of Incorporation

1. Name of Corporation: E - City Software, Inc.
   -------------------

2. Resident Agent Name: Kirk Roberts

and Street Address  4620 S. Arville Street , Suite C Las Vegas, NV 89103


3. Shares: 50,000,000 par value 0.0001


4. Government Board: Shall be styled as Directors




Name, Address The first board of Directors shall consist of one member

Number of Board one whose name and address are as follows:

Directors  Kirk Roberts

1012-5353 W. Dessert Inn Road Las Vegas, NV 89146

5. Purpose: The purpose of this corporation shall be:

   Software Development

6. Other Matters: N/A

7. Name,Address and Kirk Robers

Signature of  1012-5353 W. Dessert Inn Road Las Vegas, NV 89146
/s/ Kirk Roberts
------------------
Kirk Roberts

Incorporators
/s/ Kirk Roberts
--------------------

Kirk Roberts

Director

Notary:

8. Certificate of Acceptance Kirk Roberts

of Appointed 1012-5353 W. Dessert Inn Road Las Vegas, NV 89146


Resident Agent /s/ Kirk Roberts
--------------------
Kirk Roberts

Exhibit 3.2

Bylaws of the Registrant



BYLAWS

OF

E- CITY SOFTWARE, INC., INC.

ARTICLE I: OFFICES

The principal office of the Corporation in the State of Nevada shall be located in Las Vegas, County of Clark, the Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors my designate or as the business of the Corporation my require from time to time.

ARTICLE II: SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 15th day in the month of September in each year, beginning with the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors shall be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meetings. Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting. The Board of Directors my designate any place, either within our without the State of Nevada, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within our without the State of Nevada, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The officer or agent having charge of the ,stock transfer books for shares of the corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such lists shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors my be had by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator my be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.


SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III: BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than two ( 2 ). Each Director shall hold office until the next annual meeting of shareholder and until his successor shall have been elected and qualified.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice. Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United Sates mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.


SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLES IV: OFFICERS

SECTION 1. Number. The officers of the corporation shall be a President, one or more vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may be directors or shareholders of the Corporation.

SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the board of Directors shall be elected annually by the board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the un-expired portion of the term.

SECTION 5. President. The president shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contract, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by there Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. Vice President. In the absence of the president or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors, If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having the first rank.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the Board of Directors in one or more minute books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaw; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V: INDEMNITY

The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonable incurred by or imposed upon him in connection with any proceeding to which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of the Article V.

ARTICLE VI: CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII: CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, expect that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, Provided, however, that upon any action undertaken by the shareholder to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreements is in force and effect.

ARTICLE VIII: FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

ARTICLE IX: DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.


ARTICLE X: CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, Corporate Seal.

ARTICLE XI: WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provision of the Articles of Incorporation or under the provisions of the applicable Business
Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII: AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 15th day of May, 2000.



/s/ Kirk Roberts
--------------------------------------
Kirk Roberts,

Exhibit 4.1
Specimen Common Stock Certificate



[FORM OF FACE OF CERTIFICATE]

E - CITY SOFTWARE, INC.

INCORPORATED UNDER THE LAWS OF NEVADA

THE CORPORATION IS TO ISSUE 50,000,000 SHARES OF COMMON STOCK - PAR VALUE $.0001 EACH

This certifies that _______________________________is the owner of
_______________________________ Shares

of the Capital Stock of E - City Software, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________ day of _______________ A.D. 19____


--------------------------- -----------------------------------
SECRETARY PRESIDENT


[FORM OF BACK OF CERTIFICATE]


For value received, _________________ hereby sell, assign and transfer unto___________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated, _____________________

In presence of

Exhibit 5.1

Legal Opinion

* To be filed by Ammendment

Exhibit 10.1


Form of Common Stock Purchase Agreement



E-CITY SOFTWARE, INC.

STOCK PURCHASE AGREEMENT



This Stock Purchase Agreement (the "Agreement") is entered into as of May ___, 2000, by and between E-City Software, Inc. , a Nevada Corporation (the "Company"), and ____________________________________,
("Purchaser").



In consideration of the mutual covenants and representations herein set forth, the Company and the Purchaser agree as follows:



1. Sale of Stock. The Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase an aggregate of
   -------------
__________shares of the Company's Common Stock (the "Shares"), at a purchase price of $0.0001 per share (the "Purchase Price"), or an Aggregate Purchase Price of $____________.

2. Payment of Purchase Price. The Purchase Price for the Shares shall be paid to the Company by any combination of the following: (i) in immediately available funds upon the execution of this Agreement or (ii) the cancellation of indebtedness owed by the Company to the Purchaser, such cancellation being hereby acknowledged by receipt of the Shares and as identified in Exhibit A hereto.

3. Definitions.
   -----------

(a) "Shares" refers to the purchased Shares and all shares received in respect thereof as a consequence of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, reorganizations or the like, and all new, substituted or additional securities or other properties to which Purchaser is or may be entitled by reason of Purchaser's ownership of the Shares.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following restrictive
   -------
legends (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT SAYING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.








-20-





THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS AVAILABLE UPON THE REQUEST OF THE REGISTERED HOLDER HEREOF TO THE SECRETARY OF THE COMPANY.

5. Adjustments for Stock Splits, etc. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, recapitalization, merger, reorganization or other change in the Shares which may be made by the Company after the date of this Agreement.

6. [Intentionally Omitted]

7. Purchaser's Representations. In connection with the Purchaser's purchase of the Shares, the Purchaser hereby represents
   ---------------------------
and warrants to the Company as follows:

(a) Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole or in part for any other person. Purchaser has a pre-existing business relationship with the Company and has the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

(b) Economic Risk. The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

(c) Restricted Securities. The Purchaser understands and acknowledges that:
    ---------------------

(i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

(ii) the share certificate representing the Shares will be stamped with the legend specified in
Section 4 hereof; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legend.

8. Intentionally Omitted.

9. Intentionally Omitted.

10. General Provisions.
    ------------------



(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada as they apply to contracts entered into and wholly to be performed within such state.

(b) This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser.

(c) Any notice, demand or request required or permitted to be given by either the Company or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered, if delivered personally; three business days after the business day of deposit in the U.S. mail, by registered or certified mail with postage prepaid; one business day after the business day of facsimile transmission, if a confirmation copy is sent by first class mail with postage prepaid; or, one business day after the business day of deposit with Federal Express or similar overnight carrier, freight prepaid; in any such case addressed to any party at such party's address as set forth at the end of this Agreement or such other address as the party may designate by notifying the other in writing.

(d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.




-52-



C:\DOCUMENT DIRECTORY\E-CITYSOFTWARE\E CITY REGISTRATION FINAL VERSION RTF 9-21-00.DOC

(e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

(f)  Purchaser  agrees  upon  request  to  execute  any  further   documents  or
instruments necessary or desirable to carry out the purposes or intent of this Agreement.

By Purchaser's signature below, Purchaser represents that Purchaser hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.




COMPANY:


E-CITY SOFTWARE, INC.



By: __ _______________

Title: _____




PURCHASER:


---------------------------


By: ________________

Title:

Exhibit 10.2


E-CITY SOFTWARE, INC.

STOCK PURCHASE AGREEMENT



This Stock Purchase Agreement (the "Agreement") is entered into as of May 12, 2000, by and between E-City Software, Inc. , a Nevada Corporation (the "Company"), and Anis Jessa, ("Purchaser").



In consideration of the mutual covenants and representations herein set forth, the Company and the Purchaser agree as follows:



1. Sale of Stock. The Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase an aggregate of 3,555,250 shares of the Company's Common Stock (the "Shares"), at a purchase price of $0.0001 per share (the "Purchase Price"), or an Aggregate Purchase Price of $356.00.

2. Payment of Purchase Price. The Purchase Price for the Shares shall be paid to the Company by any combination of the following: (i) in immediately available funds upon the execution of this Agreement or (ii) the cancellation of indebtedness owed by the Company to the Purchaser, such cancellation being hereby acknowledged by receipt of the Shares and as identified in Exhibit A hereto.

3. Definitions.
   -----------

(a) "Shares" refers to the purchased Shares and all shares received in respect thereof as a consequence of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, reorganizations or the like, and all new, substituted or additional securities or other properties to which Purchaser is or may be entitled by reason of Purchaser's ownership of the Shares.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following restrictive
   -------
legends (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT SAYING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS AVAILABLE UPON THE REQUEST OF THE REGISTERED HOLDER HEREOF TO THE SECRETARY OF THE COMPANY.

5. Adjustments for Stock Splits, etc. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, recapitalization, merger, reorganization or other change in the Shares which may be made by the Company after the date of this Agreement.

6. [Intentionally Omitted]

7. Purchaser's Representations. In connection with the Purchaser's purchase of the Shares, the Purchaser hereby represents and warrants to the Company as follows:

(a) Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole or in part for any other person. Purchaser has a pre-existing business relationship with the Company and has the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

(b) Economic Risk. The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

(c) Restricted Securities. The Purchaser understands and acknowledges that:
    ---------------------

(i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

(ii) the share certificate representing the Shares will be stamped with the legend specified in
Section 4 hereof; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legend.

8. Intentionally Omitted.

9. Intentionally Omitted.

10. General Provisions.
    ------------------



(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada as they apply to contracts entered into and wholly to be performed within such state.

(b) This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser.

(c) Any notice, demand or request required or permitted to be given by either the Company or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered, if delivered personally; three business days after the business day of deposit in the U.S. mail, by registered or certified mail with postage prepaid; one business day after the business day of facsimile transmission, if a confirmation copy is sent by first class mail with postage prepaid; or, one business day after the business day of deposit with Federal Express or similar overnight carrier, freight prepaid; in any such case addressed to any party at such party's address as set forth at the end of this Agreement or such other address as the party may designate by notifying the other in writing.

(d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

(f)  Purchaser  agrees  upon  request  to  execute  any  further   documents  or
instruments necessary or desirable to carry out the purposes or intent of this Agreement.

By Purchaser's signature below, Purchaser represents that Purchaser hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.




COMPANY:


E-CITY SOFTWARE, INC.



By: /s/ Salim Devji____________

Title: Chief Technology Officer_____



PURCHASER:



____Anis Jessa________________



By: __/s/ Anis Jessa________

Title: President

Exhibit 10.3


E-CITY SOFTWARE, INC.

STOCK PURCHASE AGREEMENT



This Stock Purchase Agreement (the "Agreement") is entered into as of August 1, 2000, by and between E-City Software, Inc. , a Nevada Corporation (the "Company"), and Salim Devji, ("Purchaser").



In consideration of the mutual covenants and representations herein set forth, the Company and the Purchaser agree as follows:



1. Sale of Stock. The Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase an aggregate of 200,000 shares of the Company's Common Stock (the "Shares"), at a purchase price of $0.0001 per share (the "Purchase Price"), or an Aggregate Purchase Price of $200.00.

2. Payment of Purchase Price. The Purchase Price for the Shares shall be paid to the Company by any combination of the following: (i) in immediately available funds upon the execution of this Agreement or (ii) the cancellation of indebtedness owed by the Company to the Purchaser, such cancellation being hereby acknowledged by receipt of the Shares and as identified in Exhibit A hereto.

3. Definitions.
   -----------

(a) "Shares" refers to the purchased Shares and all shares received in respect thereof as a consequence of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, reorganizations or the like, and all new, substituted or additional securities or other properties to which Purchaser is or may be entitled by reason of Purchaser's ownership of the Shares.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following restrictive
   -------
legends (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT SAYING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS AVAILABLE UPON THE REQUEST OF THE REGISTERED HOLDER HEREOF TO THE SECRETARY OF THE COMPANY.

5. Adjustments for Stock Splits, etc. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, recapitalization, merger, reorganization or other change in the Shares which may be made by the Company after the date of this Agreement.

6. [Intentionally Omitted]

7. Purchaser's Representations. In connection with the Purchaser's purchase of the Shares, the Purchaser hereby represents
   ---------------------------
and warrants to the Company as follows:

(a) Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole or in part for any other person. Purchaser has a pre-existing business relationship with the Company and has the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

(b) Economic Risk. The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

(c) Restricted Securities. The Purchaser understands and acknowledges that:
    ---------------------

(i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

(ii) the share certificate representing the Shares will be stamped with the legend specified in
Section 4 hereof; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legend.

8. Intentionally Omitted.

9. Intentionally Omitted.

10. General Provisions.
    ------------------



(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada as they apply to contracts entered into and wholly to be performed within such state.

(b) This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser.

(c) Any notice, demand or request required or permitted to be given by either the Company or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered, if delivered personally; three business days after the business day of deposit in the U.S. mail, by registered or certified mail with postage prepaid; one business day after the business day of facsimile transmission, if a confirmation copy is sent by first class mail with postage prepaid; or, one business day after the business day of deposit with Federal Express or similar overnight carrier, freight prepaid; in any such case addressed to any party at such party's address as set forth at the end of this Agreement or such other address as the party may designate by notifying the other in writing.

(d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

(f)  Purchaser  agrees  upon  request  to  execute  any  further   documents  or
instruments necessary or desirable to carry out the purposes or intent of this Agreement.

By Purchaser's signature below, Purchaser represents that Purchaser hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.




COMPANY:


E-CITY SOFTWARE, INC.



By: __/s/ Anis Jessa___________

Title: President__________



PURCHASER:



____Salim Devji________________



By: __/s/ Salim Devji_______

Title: Chief Technology Officer__

Exhibit 10.4


E-CITY SOFTWARE, INC.

STOCK PURCHASE AGREEMENT



This Stock Purchase Agreement (the "Agreement") is entered into as of August 1, 2000, by and between E-City Software, Inc. , a Nevada Corporation (the "Company"), and Robin Moulder, ("Purchaser").



In consideration of the mutual covenants and representations herein set forth, the Company and the Purchaser agree as follows:



1. Sale of Stock. The Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase an aggregate of 20,000shares of the Company's Common Stock (the "Shares"), at a purchase price of $0.0001 per share (the "Purchase Price"), or an Aggregate Purchase Price of $20.00.

2. Payment of Purchase Price. The Purchase Price for the Shares shall be paid to the Company by any combination of the following: (i) in immediately available funds upon the execution of this Agreement or (ii) the cancellation of indebtedness owed by the Company to the Purchaser, such cancellation being hereby acknowledged by receipt of the Shares and as identified in Exhibit A hereto.

3. Definitions.
   -----------

(a) "Shares" refers to the purchased Shares and all shares received in respect thereof as a consequence of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, reorganizations or the like, and all new, substituted or additional securities or other properties to which Purchaser is or may be entitled by reason of Purchaser's ownership of the Shares.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following restrictive
   -------
legends (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT SAYING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS AVAILABLE UPON THE REQUEST OF THE REGISTERED HOLDER HEREOF TO THE SECRETARY OF THE COMPANY.

5. Adjustments for Stock Splits, etc. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, recapitalization, merger, reorganization or other change in the Shares which may be made by the Company after the date of this Agreement.

6. [Intentionally Omitted]

7. Purchaser's Representations. In connection with the Purchaser's purchase of the Shares, the Purchaser hereby represents
   ---------------------------
and warrants to the Company as follows:

(a) Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole or in part for any other person. Purchaser has a pre-existing business relationship with the Company and has the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

(b) Economic Risk. The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

(c) Restricted Securities. The Purchaser understands and acknowledges that:
    ---------------------

(i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

(ii) the share certificate representing the Shares will be stamped with the legend specified in
Section 4 hereof; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legend.

8. Intentionally Omitted.

9. Intentionally Omitted.

10. General Provisions.
    ------------------



(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada as they apply to contracts entered into and wholly to be performed within such state.

(b) This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser.

(c) Any notice, demand or request required or permitted to be given by either the Company or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered, if delivered personally; three business days after the business day of deposit in the U.S. mail, by registered or certified mail with postage prepaid; one business day after the business day of facsimile transmission, if a confirmation copy is sent by first class mail with postage prepaid; or, one business day after the business day of deposit with Federal Express or similar overnight carrier, freight prepaid; in any such case addressed to any party at such party's address as set forth at the end of this Agreement or such other address as the party may designate by notifying the other in writing.

(d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

(f)  Purchaser  agrees  upon  request  to  execute  any  further   documents  or
instruments necessary or desirable to carry out the purposes or intent of this Agreement.

By Purchaser's signature below, Purchaser represents that Purchaser hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.




COMPANY:


E-CITY SOFTWARE, INC.



By: /s/ Anis Jessa_______________

Title: President _____



PURCHASER:



____Robin Moulder_______________



By: __/s/ Robin Moulder______

Title: Chief Operating Officer______

E-CITY SOFTWARE, INC.

STOCK PURCHASE AGREEMENT



This Stock Purchase Agreement (the "Agreement") is entered into as of August 1, 2000, by and between E-City Software, Inc. , a Nevada Corporation (the "Company"), and Susan Polmar, ("Purchaser").



In consideration of the mutual covenants and representations herein set forth, the Company and the Purchaser agree as follows:



1. Sale of Stock. The Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase an aggregate of 5,000 shares of the Company's Common Stock (the "Shares"), at a purchase price of $0.0001 per share (the "Purchase Price"), or an Aggregate Purchase Price of $5.00.

2. Payment of Purchase Price. The Purchase Price for the Shares shall be paid to the Company by any combination of the following: (i) in immediately available funds upon the execution of this Agreement or (ii) the cancellation of indebtedness owed by the Company to the Purchaser, such cancellation being hereby acknowledged by receipt of the Shares and as identified in Exhibit A hereto.

3. Definitions.
   -----------

(a) "Shares" refers to the purchased Shares and all shares received in respect thereof as a consequence of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, reorganizations or the like, and all new, substituted or additional securities or other properties to which Purchaser is or may be entitled by reason of Purchaser's ownership of the Shares.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following restrictive
   -------
legends (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT SAYING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS AVAILABLE UPON THE REQUEST OF THE REGISTERED HOLDER HEREOF TO THE SECRETARY OF THE COMPANY.

5. Adjustments for Stock Splits, etc. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, recapitalization, merger, reorganization or other change in the Shares which may be made by the Company after the date of this Agreement.

6. [Intentionally Omitted]

7. Purchaser's Representations. In connection with the Purchaser's purchase of the Shares, the Purchaser hereby represents
   ---------------------------
and warrants to the Company as follows:

(a) Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole or in part for any other person. Purchaser has a pre-existing business relationship with the Company and has the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

(b) Economic Risk. The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

(c) Restricted Securities. The Purchaser understands and acknowledges that:
    ---------------------

(i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

(ii) the share certificate representing the Shares will be stamped with the legend specified in
Section 4 hereof; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legend.

8. Intentionally Omitted.

9. Intentionally Omitted.

10. General Provisions.
    ------------------



(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada as they apply to contracts entered into and wholly to be performed within such state.

(b) This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser.

(c) Any notice, demand or request required or permitted to be given by either the Company or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered, if delivered personally; three business days after the business day of deposit in the U.S. mail, by registered or certified mail with postage prepaid; one business day after the business day of facsimile transmission, if a confirmation copy is sent by first class mail with postage prepaid; or, one business day after the business day of deposit with Federal Express or similar overnight carrier, freight prepaid; in any such case addressed to any party at such party's address as set forth at the end of this Agreement or such other address as the party may designate by notifying the other in writing.

(d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

(f)  Purchaser  agrees  upon  request  to  execute  any  further   documents  or
instruments necessary or desirable to carry out the purposes or intent of this Agreement.

By Purchaser's signature below, Purchaser represents that Purchaser hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.




COMPANY:


E-CITY SOFTWARE, INC.



By: /s/ Anis Jessa____________

Title: President __________



PURCHASER:



____Susan Polmar________________



By: __/s/ Susan Polmer________
Title: _Chief Marketing Officer____

Exhibit 10.6

STOCK PURCHASE AGREEMENT



This Stock Purchase Agreement (this "Agreement") is made and entered into this 10th day of August 2000 between Butterfly Software, a Canadian Corporation ("Seller"), and E-City Software, Inc., a Nevada corporation ("Buyer").



RECITALS

WHEREAS, Seller, who is engaged in the development of interactive mapping software ("Business") desires to sell to Buyer at the Closing, as hereinafter defined, and Buyer desires to purchase from Seller 100% of the issued and outstanding stock of Seller upon and subject to the terms and conditions contained in this Agreement.



NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual representations, warranties and covenants which are made and to be performed by the respective parties, it is agreed as follows:



ARTICLE 1.



PURCHASE AND SALE OF STOCK



1.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer and Buyer shall purchase, acquire and accept from Seller 100% of the issued and outstanding stock of Seller ("Stock").



1.2. No Liabilities. Except as specifically set forth in Schedule 1.2 hereof, and anything in this Agreement to the contrary notwithstanding, there are no debts, claims, obligations, commitments, or other liabilities of Seller or any other person or entity whatsoever relating in any way to the operation of the Business prior to the Closing Date.

ARTICLE 2.



CONSIDERATION



2.1. Purchase Price.The purchase price to be paid for the Stock shall consist of the issuance of the Shares as described below (the "Purchase Price"). The Purchase Price shall be paid according to Section 2.2 below.

2.2. Payment of Purchase Price. At the Closing, Buyer shall deliver to Seller 50,000 fully paid, validly issued,
     -------------------------
non-assessable shares of its common stock (the "E-City Stock").

2.3 E-City Stock. The E-City Stock shall have the same rights, privileges and preferences of any other stock issued to the "founders" of E-City Software.

2.4 Transfer and Similar Taxes. Seller agrees to pay all sale, transfer and similar taxes ("Transfer Taxes") relating to the sale and purchase of the Stock pursuant to this Agreement. Buyer and Seller shall cooperate to minimize all such Transfer Taxes.

2.5 Immediate Transfer. Buyer and Seller agree that the E-City Stock shall be issued to the shareholders of Seller as
    ------------------
directed by Seller immediately prior to the Closing.



ARTICLE 3.



CLOSING: OBLIGATIONS OF THE PARTIES



3.1. Closing Date. The closing (the "Closing") shall take place and be effective for all purposes at 10:00 a.m., local time, on a date to be specified by the parties, which shall in no event be later than August 15, 2000 (the "Closing Date"), at the offices of Butterfly Software, unless another date or place is agreed to in writing by the parties hereto.

3.2. Obligations of the Parties at the Closing



(a) At the Closing, Buyer shall deliver to Seller (or Seller's agent):

(i) the Purchase Price in the form of the E-City Stock, complete with certificates, properly in the name of shareholders of the Seller as supplied by the Seller immediately prior to the Closing;

(ii) a copy of resolutions of the Board of Directors of Buyer, certified by Buyer's Secretary or Assistant Secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by Buyer, and the consummation of the transactions contemplated hereby;

(iii) a certificate of Buyer certifying as to the accuracy of Buyer's representations and warranties at and as of the Closing and that Buyer has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by Buyer at or before the Closing;

(iii) such other certificates and documents as Seller or its counsel may reasonably request; and



(b) At the Closing, Seller will deliver to Buyer:

(i) certificates with appropriately executed transfer documents showing that the Stock has been issued to E-City; (vii) such other certificates and documents as Buyer or its counsel may reasonably request;



ARTICLE 4.



REPRESENTATIONS AND WARRANTIES BY SELLER



Except as set forth in Seller's disclosure letter (the "Seller Disclosure Letter") delivered by Seller to Buyer herewith (which letter may be updated in an immaterial manner up to the Closing), including items in the Seller Disclosure Letter referred to as "Items" below, Seller hereby represents and warrants to Buyer as follows:



4.1. Authorization. Seller has obtained full title and authority to transfer the Stock free and clear of any encumbrance, lien, security interest, debt or claim of any kind by any third party, and transfers the Stock without violation of any contractual rights of any third party.

4.2. No Violation. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Seller is a party or by which any of the Stock are bound; or (b) violate any other contractual or legal obligation or restriction to which Seller is subject.

4.3. No Undisclosed Liability. Except as set forth in Item 4.3, Seller does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto) in respect of the Stock or the Business.

4.4. Intellectual Property. To best of Seller's belief and knowledge, Seller has sufficient title to and ownership of all technology and marks, or adequate licenses and rights to use the technology or marks of others on reasonable terms, which is necessary for the conduct of the Business. The Business is being carried on without conflicts with the registered patents, patent applications, licenses, trademarks, copyrights or trade names of others, other than as set forth in Item 4.4. Seller has full right to sell, convey, transfer, assign and deliver any and all of its right, title and interest in and to such technology and marks, free and clear of any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any kind.

4.5. Professional Fees. Seller has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Seller does not know of any claim by anyone for such a fee, commission, expense or charge.

4.6. Taxes All United States, foreign, state and local tax returns and reports required to be filed to date with respect to the operations of the Business have been accurately prepared and duly filed, or an extension therefrom has been duly obtained, and, except for taxes contested in good faith and disclosed in Item 4.6, all taxes payable have been paid when due; there is no examination or audit known to Seller or any claim, asserted deficiency or assessment for additional taxes in progress, pending, or threatened, nor is there any reasonable basis for the assertion of any such claim, deficiency or assessment; no material special charges, penalties, fines, liens, or similar encumbrances have been asserted against Seller in connection with the operation of the Business with respect to payment of or failure to pay any taxes which have not been paid or resolved without further liability to Seller. Seller has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any taxes in connection with the operation of the Business. Proper amounts have been withheld by Seller from the Business's employees' compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws.

4.7. Consents and Approvals. Seller has, or will have by Closing, obtained all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Seller.

4.8. Full Disclosure. Neither this Agreement, when considered together with the Seller Disclosure Letter, the Schedules, exhibits, lists, certificates or other instruments and documents furnished or to be furnished by Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.



ARTICLE 5.



REPRESENTATIONS AND WARRANTIES BY BUYER



Except as set forth in Buyer's disclosure letter (the "Buyer Disclosure Letter") delivered by Buyer to Seller herewith (which letter may be updated in an immaterial manner up to the Closing), including items in the Buyer Disclosure Letter referred to as "Items" below, Buyer hereby represents and warrants to Seller as follows:



5.1. Authorization. Buyer has full corporate power and authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The Board of Directors of Buyer has taken all action required by law, its Articles of Incorporation, its Bylaws and otherwise to authorize the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.



5.2. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

5.3. No Violation. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Buyer is a party or by which it is bound; (b) violate any provision of Buyer's Articles of Incorporation or Bylaws; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Buyer; or (d) violate any other contractual or legal obligation or restriction to which Buyer is subject.

5.4. Professional Fees. Buyer has not done anything to cause or incur any liability for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution and performance of this Agreement or the consummation of the transactions contemplated hereby, and Buyer does not know of any claim by anyone for such a commission or fee, except with respect to certain commissions which may be due in the course of Buyer's financing arrangements and which would be borne exclusively by Buyer.

5.5. Consents and Approvals. Buyer has obtained all consents, approvals, authorizations or orders of third parties,
     ----------------------
including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Buyer.

5.6. Full Disclosure. Neither this Agreement, nor any certificate or other instrument or document furnished or to be furnished by Buyer to Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.



ARTICLE 6.



COVENANTS AND AGREEMENTS OF SELLER



Seller agrees that from the date hereof until the Closing, and thereafter if so specified, to fulfill the following covenants and agreements unless otherwise consented to by Buyer in writing:



6.1. Schedules. Seller shall have the continuing obligation to supplement or amend promptly the Seller Disclosure Letter with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described therein.



ARTICLE 7.



COVENANTS AND AGREEMENTS OF BUYER



Buyer agrees that from the date hereof until the Closing, unless otherwise consented to by Seller in writing, it will fulfill the following covenants and agreements:



7.1. Return of Materials. In the event the transactions contemplated by this Agreement are not consummated, for any reason, Buyer promptly will return to Seller all records and information provided to Buyer from Seller, and Buyer will treat all such records and information as confidential.

7.2. Schedules. Buyer shall have the continuing obligation to supplement or amend promptly the Buyer Disclosure Letter with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described therein.

7.3. Consents and Approvals. Buyer shall, in a timely, accurate and complete manner, take all necessary corporate and other action and obtain and deliver at Closing all consents, approvals, permits, licenses and amendments of agreements required of Buyer to carry out the transactions contemplated in this Agreement.

ARTICLE 8.



COVENANTS AND AGREEMENTS OF BOTH SELLER AND BUYER

8.1. Confidentiality and Disclosure. Neither party shall, nor shall permit any of its representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to this Agreement or any of the other transactions contemplated by this Agreement unless (a) each party shall have approved such press release or written material (it being understood that neither party shall unreasonably withhold or delay its approval of any such press release or written material), or (b) a party shall have been advised by its outside legal counsel that the issuance of such press release or the dissemination of such written material is likely required by any applicable law or regulation, and such party shall have consulted with the other and modified such release so that it is reasonably acceptable to the other prior to issuing such press release or disseminating such written material; provided, however, that Buyer shall be entitled to file with the SEC, after the execution and delivery of this Agreement, a report on Form 8-K (together with a copy of this Agreement, including the exhibits hereto) and the press release (all of which shall have been approved by the other party as described above) announcing this Agreement. Each party shall use reasonable, diligent efforts to ensure that none of its representatives makes any public statement, whether oral or written, that is materially inconsistent with any press release issued or any written material approved in advance by any part and publicly disseminated by such party with respect to this Agreement or with respect to any of the other transactions contemplated by this Agreement. Each party will take all reasonable precautions to prevent any trading in the securities of any party by any officer, director, employee or agent of such party having knowledge of any material information regarding this Agreement provided hereunder, or any disclosure by any such persons to anyone outside of the parties of any material non-public information concerning any party or the transactions contemplated by this Agreement, until the information in question has been adequately and publicly disclosed.



ARTICLE 9.

CONDITIONS TO BUYER'S OBLIGATIONS



All obligations of Buyer hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:



9.1. Representations and Warranties. The representations and warranties made by Seller in this Agreement and the statements contained in the Seller Disclosure Letter and in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement shall be true in all material respects when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

9.2. Performance by Seller. Seller shall have performed and complied with all covenants, agreements, obligations and
     ---------------------
conditions required by this Agreement to be so complied with or performed.

9.3. Certificate of Seller. Seller shall have delivered to Buyer a certificate, dated the Closing Date, certifying as to
     ---------------------
the fulfillment of the conditions specified in Sections 9.1 and 9.2 hereof.



9.4. Closing Deliveries. All other documents and items specified in this Agreement to be delivered by Seller at the
     ------------------
Closing shall be so delivered, and shall be in form and substance satisfactory to Buyer and its counsel.

9.5. Consents and Approvals. Buyer shall have received from Seller executed counterparts of all consents required for the consummation of the transactions contemplated hereby, including without limitation all consents of third parties relating to the Stock or the Assumed Liabilities, all of which consents shall be in form and substance satisfactory to Buyer and its counsel.



ARTICLE 10.

CONDITIONS TO SELLER'S OBLIGATIONS



All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:



10.1. Representations and Warranties. The representations and warranties made by Buyer in this Agreement and the statements contained in the Buyer Disclosure Letter and in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by Buyer pursuant to this Agreement shall be true in all material respects when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

10.2. Performance by Buyer. Buyer shall have performed and complied with all agreements, obligations and conditions
      --------------------
required by this Agreement to be so complied with or performed.

10.3. Certificate of Buyer. Buyer shall have delivered to Seller a Certificate, dated the Closing Date, certifying as to
      --------------------
the fulfillment of the conditions specified in Sections 10.1 and 10.2 hereof.

10.4. Closing Deliveries. All other documents and items specified in this Agreement to be delivered by Buyer at the
      ------------------
Closing shall be so delivered, and shall be in form and substance satisfactory to Seller and its counsel.

10.5. Consents and Approvals. Seller shall have received from Buyer executed counterparts of all consents required for the consummation of the transactions contemplated hereby, including without limitation all consents of third parties relating to the Stock or the Assumed Liabilities, all of which consents shall be in form and substance satisfactory to Seller and its counsel.

ARTICLE 11.



INDEMNIFICATION



11.1. Indemnification by Seller. Seller hereby agrees to defend, indemnify and hold harmless Buyer, and each of Buyer's stockholders, affiliates, officers, directors, employees, agents, successors and assigns ("Buyer's Indemnified Persons") and shall reimburse Buyer's Indemnified Persons for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "losses"), directly or indirectly relating to, resulting from or arising out of:

(a) Any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of Seller contained herein, any Schedule hereto or in any certificate, document or instrument delivered to Buyer pursuant hereto;

(b) Any other loss incidental to any of the foregoing.



11.2. Indemnification by Buyer. Buyer hereby agrees to defend, indemnify and hold harmless Seller, and each of Seller's stockholders, affiliates, officers, directors, employees, agents, successors and assigns ("Seller's Indemnified Persons") and shall reimburse Seller's Indemnified Persons for, from and against losses directly or indirectly relating to, resulting from or arising out of:

(a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by Buyer contained herein or in any certificate, document or instrument delivered to Seller pursuant hereto; and

(b) Any other loss incidental to the foregoing.



11.3. Survival. All representations and warranties by the parties contained in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto solely for purposes of Section 11.1 and 11.2 and shall terminate on the date which is twelve months after the Closing Date.



NOTWITHSTANDING THE FOREGOING, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGE IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES AND THIS AGREEMENT INCLUDES ALL REPRESENTATIONS AND WARRANTIES GIVEN BY ONE PARTY TO ANOTHER, EACH PARTY HEREBY WAIVING ANY IMPLIED WARRANTIES SUCH AS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COURSE OF DEALING OR TRADE PRACTICE.



ARTICLE 12.



TERMINATION OF AGREEMENT



12.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:
      ------------------------

(a) By mutual agreement of Seller and Buyer.

(b) By Buyer, if there has been a material violation or breach by Seller of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 9 hereof have not been satisfied by the Closing or have not been waived in writing by Buyer.

(c) By Seller, if there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 9 hereof have not been satisfied by the Closing or have not been waived in writing by Seller.

(d) By either Buyer or Seller, if the transactions contemplated by this Agreement shall not have been consummated on or before October 15, 2000.

(e) By either Buyer or Seller, if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.





ARTICLE 13.



MISCELLANEOUS ARTICLE



13.1. Fees and Expenses. All fees and expenses incurred by Seller, including without limitation legal fees of its retained counsel and expenses, in connection with this Agreement will be borne by Seller and all fees and expenses incurred by Buyer, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Buyer.

13.2. Assignability: Parties in Interest. Neither Buyer nor Seller may assign, transfer or otherwise dispose of any of its rights hereunder without the prior written consent of the other party. Any such assignee shall assume all of Assignor's duties, obligations and undertakings hereunder, but the assignor shall remain liable thereunder. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

13.3. Allocation of Purchase Price. The Purchase Price for the Stock shall be allocated as set forth in Schedule 13.3
      ----------------------------
attached hereto. The parties hereto agree to follow such allocation for Federal and State income tax purposes.

13.4. Entire Agreement: Amendments. This Agreement, including the exhibits, Schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

13.5. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall
      --------
not affect in any way the meaning or interpretations of this Agreement.



13.6. Severability. The invalidity of any term or terms of this Agreement shall not affect any other term of this
      ------------
Agreement, which shall remain in full force and effect.

13.7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by electronic facsimile transmission, cable, telegram, telex, or other standard form of telecommunications, by overnight courier or registered or certified mail, postage prepaid, return receipt requested as follows:



If to Buyer: E-City Software

Anis Jessa

1201 First Avenue South

Suite 330

Seattle, WA 98134

(206) 264-9715 Tel

(520) 441-8755 Fax



If to Seller: Butterfly Software

Daryl Brooks

#302 - 343 Railway Street

Vancouver, B.C. Canada V6A 1A4

(604) 605-1130 Tel

(604) 605-1132 Fax







or to such other address as any party may have noticed to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.



13.8. Governing Law This Agreement shall be governed by and construed and enforced in accordance with the laws of the
      --------------
State of Nevada, without regard to its conflict of laws rules. Venue shall be Clark County, Nevada.



13.9. Counterparts. This Agreement may be executed simultaneously in counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart; provided, however, that the several executed counterparts shall together have been signed by Buyer and Seller. All such executed counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of Buyer and Seller on the date first above written.



BUYER:



E-City Software, INC.





By: /s/ Anis Jessa



Title: President



SELLER:



Butterfly Software, Inc.



By: /s/ Daryl Brooks

STOCK PURCHASE AGREEMENT



BY AND BETWEEN



E-City Software , INC.



AND

Butterfly Software, Inc.



August 10, 2000

Exhibit 10.7


SOFTWARE DEVELOPMENT AGREEMENT



THIS DEVELOPMENT AGREEMENT (hereinafter called "Agreement") made this 15th day of September, 1999 by and between 3DCityguide.com, Inc., a Washington corporation (hereinafter called "3DCityguide", which term shall include 3DCityguide's subsidiaries and affiliates) and Butterfly Software, a British Columbia numbered company ("Butterfly").

WITNESSETH:

WHEREAS, Butterfly has the development capacity to build custom visually interactive software products distributed in the CD ROM format;

WHEREAS, 3DCityguide desires to produce a limited number of custom visually interactive CD ROM products for various metropolitan destinations throughout the world;

WHEREAS,  Butterfly desires to assist in the production of the CD ROM product by
building  custom  visually   interactive   software  products  pursuant  to  the
3DCityguide specifications;

WHEREAS, Butterfly has developed and possesses certain computer technology with reference to software development and visual animations (which together with all future developments thereof is collectively called "Butterfly Software Technology"),

WHEREAS, Butterfly has the technology, capability and expertise to develop, create, design, manufacture, produce and provide certain visually interactive software technology; and

WHEREAS, subject to the conditions and terms contained herein, Butterfly is willing and desirous to grant to 3DCityguide, and 3DCityguide desires to obtain from Butterfly an exclusive, assignable, transferable, license for the distribution, production, promotion, marketing and sale rights to the Butterfly Software Technology for 3DCityguide as incorporated into any Development Project; and

WHEREAS, Butterfly and 3DCityguide have negotiated and agreed upon the following conditions and terms for a business relationship for the development, production, distribution, marketing, license and sale of the CD ROM product produced by any Development project incorporating Butterfly Software Technology
 .

NOW, THEREFORE, for and in the consideration of Ten Dollars ($10.00) in hand paid each respective party to the other and other good/valuable considerations including, but not limited to, the covenants, conditions and terms hereof, the sufficiency and receipt of said good/valuable considerations being herewith acknowledged by the respective parties, Butterfly and 3DCityguide stipulate and agree as follows:

1. Recitals. The recitals set forth above are accurate, correct and true and are incorporated herein by this reference
   --------
describing specifically the understandings and intentions of the respective parties hereto.

2. Definitions. When used in this Agreement, the following terms shall have the meanings set forth next to the same as
   -----------
follows:

(a)  The  term  "Future  Products"  means  the  Butterfly  Software   Technology
components, which are developed during the Term of this agreement in the field of visually interactive technology by Butterfly for sale and licensing.

(c) The term "3DCityguide Builds" means a version of the Butterfly Software that has been customized by Butterfly for the sole and exclusive distribution, sale and/or use by 3DCityguide in its promotional/marketing opportunities, presentations, programs and/or projects in the visually interactive market and is encompassed in the specifications of a specific Development Project.

(d) The term "3DCityguide Customers" means 3DCityguide's advertisers, suppliers, customers, sponsors and/or contacts.

(e) The term "3DCityguide Site" means 3DCityguide's Internet site on the World Wide Web known as www.3DCityguide.com, www.chatvegas.com and any other domain names owned by 3DCityguide or any affiliate or subsidiary of the same



(f) The term "Development Project" means a software product built by Butterfly for 3DCityguide pursuant to this Agreement which incorporates Butterfly Software Technology and which includes the development of any 3DCityguide Build. (g) The term "CD ROM" means a compact disk or any other type of medium for the delivery of software

(h) The term "Master" means a Private Build CD ROM "Master Disc" created by Butterfly and suitable for use in the manufacturing, production and replication of Butterfly Software Technology as incorporated in a Development Project or any other 3DCityguide Build on CD ROM through subsequent replications thereof.

(i) The term "Replicator" means a manufacturer and/or packager of CD ROMs containing Butterfly Software Technology that is ready for distribution to the public for lease or sale through 3DCityguide

(j) The term "Start Date" means September 15, 1999.

(k) The term "Supplemental Product" means any enhancement, upgrade, update or add-on to any 3DCityguide Build or Development Project.

(l) The term "Territory" means North America, the United States, Canada and Mexico.



3. Butterfly's Right to Terminate.
   ------------------------------

(a) Butterfly may terminate this Agreement, in addition to any other remedies available to it, (i) if
3DCityguide has failed to perform or meet any material obligation, condition or term contained herein and failed to remedy the default within thirty (30) days after the receipt of written notice from Butterfly to that effect, or (ii) if 3DCityguide has failed to make any payment when payable and due under this Agreement to Butterfly within fifteen (15) days after the receipt of written notice from Butterfly to that effect.

(b) Notwithstanding the foregoing, this Agreement shall be automatically terminated if 3DCityguide becomes bankrupt, involuntary, voluntary or adjudicated, or 3DCityguide shall cease to function as a going concern by suspending or discontinuing its business or ceases to distribute, market, license and/or sell Butterfly Software Technology for any reason except for periodic shutdowns in the ordinary course of business and interruptions caused by strike, labor dispute or any other events over which it has no control.

(c) Butterfly's failure to resort to any remedy for breach hereunder shall not be deemed to be a waiver for any subsequent breach of this Agreement.



4. 3DCityguide's Right to Terminate.
   --------------------------------

(a) 3DCityguide may terminate this Agreement, in addition to any other remedies available to it if Butterfly has failed to perform or meet any material obligation, condition or term contained herein and failed to remedy the default within thirty (30) days after the receipt of written notice from 3DCityguide to that effect.

(b) Notwithstanding the foregoing, this Agreement shall be automatically terminated if Butterfly becomes bankrupt, involuntary, voluntary or adjudicated, or at 3DCityguide's discretion may terminate if Butterfly shall cease to function as a going concern by suspending or discontinuing its business, ceases supply, development or support of the Butterfly Software Technology except for the decision to discontinue specific projects and periodic shutdowns in the ordinary course of business and interruptions caused by strike, labor dispute or any other events over which it has no control.


(c) 3DCityguide's failure to resort to any remedy for breach hereunder shall not be deemed to be a waiver for any subsequent breach of this Agreement.



5. Grant of License Rights. Subject to the conditions and terms contained herein, during the Term of this Agreement, Butterfly grants to 3DCityguide a non-exclusive, transferable, assignable license, (with the right to sublicense), to manufacture, distribute, produce, advertise, market, promote and sell the Butterfly Software Technology in the Territory.



6. Butterfly Software Technology. The Butterfly Software Technology is a suite of visually interactive animation
   -----------------------------
technologies and associated graphical and informational user interfaces and related code, which may be improved and updated from time to time with technological and graphic advancements that incorporate as a part thereof certain respective features available to the user of the Butterfly Software Technology from time to time.



7. Butterfly License Terms. Butterfly shall deliver and provide to 3DCityguide the Butterfly Software Technology pursuant to the attached delivery schedule, Exhibit A. Notwithstanding anything herein to the contrary, all proprietary right, title and interest in and unto the foregoing Butterfly Software
Technology, including the extension of those rights in the respective 3DCityguide Builds, shall remain the exclusive and sole proprietary property of Butterfly subject only to the rights to same granted to 3DCityguide herein.
Consistent with the foregoing, Butterfly shall not make any sales or distribution to any party of any Butterfly Software Technology in or outside of the Territory other than 3DCityguide without first obtaining the 3DCityguide's consent, which 3DCityguide may grant in it's sole and absolute discretion.



8. Butterfly Compensation and Term of Agreement. In consideration of the Butterfly Software Technology, license rights
   --------------------------------------------
granted herein by Butterfly to 3DCityguide, 3DCityguide shall pay to Butterfly the following sums as described hereafter:

(a) Cash. 3DCityguide shall pay to Butterfly monetary sums in accordance with Exhibit B attached hereto at an amount therein indicated .



9. 3DCityguide Builds and other Development Projects. Pursuant to the 3DCityguide Build Schedule and Specifications attached hereto as Exhibit C, Butterfly agrees to complete each 3DCityguide Build pursuant to the same and any additional Development Projects which may be agreed to from time to time by both parties.

10. Additional Butterfly Software Technology. Butterfly may provide to 3DCityguide from time to time, at Butterfly's absolute and sole discretion, certain additional Butterfly Software Technology products not required to be licensed to 3DCityguide under this Agreement. Such additional software products shall be compensated as agreed to by the parties and paid upon delivery.

11. Goodwill of Trademark.
    ---------------------

(a) Butterfly acknowledges the value of the goodwill associated with the Trademark and that the Trademark is distinctive and has acquired secondary meaning. Butterfly agrees, during the Term, and thereafter, never to challenge the rights of 3DCityguide or others in the Trademark.



(b) Butterfly shall promptly comply on a prospective basis with all instructions and specifications from time to time communicated by Butterfly in connection with the use and display of the Trademark, not inconsistent with this Agreement.



12. Trademark Protection. Butterfly acknowledges that the trademarks, trade names and design marks ("Trademark") used by 3DCityguide and listed on Exhibit "D" attached hereto and incorporated herein by this reference are the proprietary and sole property of 3DCityguide or otherwise licensed to 3DCityguide for its use. Butterfly shall not use the Trademark(s), except in the normal course of advertising and marketing the Butterfly Software Technologies and shall appropriately designate the rights of the parties therein on such advertising and marketing materials. Upon termination of this Agreement, Butterfly shall immediately cease the use of any of 3DCityguide's proprietary trademarks, trade names, design marks or rights.



(a) Butterfly agrees that it shall not, at any time:



(i) apply for any registration of any trademark or other designation, which would adversely affect
3DCityguide's rights in the Trademark;

(ii) file any document with any governmental authority or take any action which would adversely affect 3DCityguide's rights in the Trademark;

(iii) use or authorize the use of any trademark, trade name or other designation identical with or confusingly similar to the Trademark;

(iv) use or display the Trademark in a manner which might be confusing or deceptive or might injure the good will and reputation associated with the Trademark; or

(v) otherwise commit any act, which would create a potential liability on the part of 3DCityguide or would adversely affect the goodwill and reputation of the Trademark.



(b) 3DCityguide shall have the right, but not the obligation, to prosecute, defend and/or settle at its own cost and expense and in its sole discretion, all actions, proceedings and claims involving the Trademark, and to take any other action that it deems proper or necessary for the protection and preservation of its rights in the Trademark. In its sole option, 3DCityguide may take any action described above in its own name, and/or in the name of Butterfly, and Butterfly will cooperate fully therewith. All expenses of any action taken by 3DCityguide to protect its interests in the Trademark shall be borne by 3DCityguide, and all relief granted in connection therewith shall be solely for the account of 3DCityguide, except as described herein where Butterfly may participate in such action. In the event Butterfly determines, in its absolute and sole discretion, that it desires to participate with 3DCityguide in any action, proceeding and/or claim or to initiate it's own action to protect its interests in the 3DCityguide Builds which utilize the Trademark, then Butterfly shall proportionately bear its portion of the expenses related to same with 3DCityguide, and shall proportionately benefit in the relief granted in connection therewith as it relates to Butterfly's rights. Butterfly shall notify 3DCityguide promptly of any adverse, pending or threatened action in respect of the Trademark, and of any use by third parties that would or might tend to be adverse to the rights of 3DCityguide, if said action against the Trademark or adverse use of the Trademark becomes known to Butterfly.



13. Representations and Warranties.
    ------------------------------



(a) Butterfly represents and warrants to 3DCityguide:



(i) that it is a British Columbia corporation, duly organized, validly existing and in good standing under the laws of said State;

(ii) that it has the full right, power and authority to enter into and perform the obligations contemplated in this Agreement;

(iii) that this Agreement constitutes a legal, valid and binding obligation of Butterfly, enforceable in accordance with its conditions and terms; and



(iv) that neither Butterfly nor any of its shareholders, directors or officers is subject to, or a party to, any agreement, obligation, claim, action, order or judgment, in effect, pending or threatened, which would adversely affect or otherwise interfere with Butterfly's performance under this Agreement. (v) that the Butterfly Software Technology will function as specified in accordance with the specifications on Exhibits attached hereto.



(b) 3DCityguide represents and warrants to Butterfly:

(i) that it is a Washington corporation, duly organized, validly existing and in good standing under the laws of said State;

(ii) that it has the full right, power and authority to enter into and perform the obligations contemplated in this Agreement;

(iii) that this Agreement constitutes a legal, valid and binding obligation of 3DCityguide, enforceable in accordance with its conditions and terms;

(iv) that neither 3DCityguide nor any of its shareholders, directors or officers is subject to, or a party to, any agreement, obligation, claim, action, order or judgment, in effect, pending or threatened, which would adversely affect or otherwise interfere with 3DCityguide's performance under this Agreement; and



14. Indemnification.
    ---------------



(a) 3DCityguide hereby indemnifies Butterfly and holds Butterfly harmless and defends Butterfly from and against any and all claims, suits, losses, liabilities, causes of action, damages and costs (including reasonable attorneys' fees), or the settlement or avoidance thereof, arising out of any breach of 3DCityguide's representations and warranties or breach of this Agreement. For purposes of this subparagraph, "3DCityguide" shall include 3DCityguide's officers, directors, employees, agents, subsidiaries, parents and affiliates and partners.



(b) Butterfly hereby indemnifies 3DCityguide and holds 3DCityguide harmless and defends 3DCityguide from and against any and all claims, suits, losses, liabilities, causes of action, damages and costs (including reasonable attorneys' fees), or the settlement or avoidance thereof, arising out of any breach of Butterfly's representations and warranties or breach of this Agreement. For purposes of this subparagraph, "Butterfly" shall include Butterfly's officers, directors, employees, agents, subsidiaries, parents and affiliates.

(c) The provisions of this Section shall survive the termination or expiration of this Agreement



15. Non-Compete. Butterfly shall not develop, release, manufacture, distribute, license, sell, rent or lease to third parties or end users a directly or indirectly competing product to any 3DCityguide Build or Development Project during the Term of this Agreement (hereinafter called the "Non-Compete Period") without the written permission of 3DCityguide. For the purposes of this Section, "indirectly competing product" shall mean any software product which provides visual animations of any city, state or other geographical area or any software product whatsoever built for a competitor of 3DCityguide, as determined by the exercise of 3DCityguide's reasonable, good-faith judgment.



16. Butterfly Software Technology Ownership.
    ---------------------------------------



(a) Code Ownership. 3DCityguide has developed and owns, or has the licensed rights to use, and has copyright and trademark rights thereto where applicable, all of the proprietary software in object code form and all modifications or additions to such code (hereinafter collectively called "Proprietary Code") as is incorporated at any time in the Butterfly Software Technology as part of a 3DCityguide Build or development project. The Proprietary Code may be expanded upon during the Term of this Agreement and shall remain under the exclusive ownership and control of 3DCityguide. Butterfly acknowledges that it has no right, title or interest in or unto the Proprietary Code. By execution hereof, Butterfly acknowledges and agrees that all property rights to the Proprietary Code shall remain the exclusive property of 3DCityguide, and to the extent possible under applicable law, Butterfly hereby assigns to 3DCityguide all of its right, title and interest, if any, in and unto the Proprietary Code (to secure 3DCityguide's ownership of the Proprietary Code which is integrally incorporated therein) and further Butterfly agrees to execute and deliver such instruments and take such other action as may be required and requested by 3DCityguide to carry out the assignment contemplated herein.



17. Disclaimer. THE WARRANTIES IN THIS AGREEMENT REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS OR OTHER INCIVISUALLY INTERACTIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY PERFORMANCE OR NONPERFORMANCE HEREUNDER, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.



18. Master Delivery and Acceptance.
    ------------------------------



(a) Butterfly will develop and provide to 3DCityguide the Butterfly Software Technology (i.e., 3DCityguide Build One - 3DCityguide Build Ten) in the form of a Master developed in accordance with the specifications for same (hereinafter called "Specifications"), which Specifications shall be mutually acceptable to Butterfly and 3DCityguide but developed in 3DCityguide's absolute and sole discretion relative to the appropriate software considerations for same. In accordance with the Specifications, Butterfly shall provide and deliver to 3DCityguide the Master for 3DCityguide Build One pursuant to the attached exhibits. Subsequent Masters for the additional Butterfly Software Technology for 3DCityguide (i.e., 3DCityguide Build Two - 3DCityguide Build Ten) shall be provided and delivered to 3DCityguide by Butterfly throughout the Term . In the event that 3DCityguide requests that Butterfly create further Butterfly Software Technology thereafter for 3DCityguide's use, 3DCityguide will gather all of the necessary Feature information and material and forward an order for same to Butterfly to determine whether Butterfly desires to develop and create same including the consideration that Butterfly will receive for such additional development. In the event that Butterfly determines that it desires to develop and create the additional Butterfly Software Technology for 3DCityguide, then Butterfly will develop same in accordance with the Specifications relating to the new development software and will provide to 3DCityguide a timetable for the delivery of same. Notwithstanding anything herein to the contrary, Butterfly shall have a period of fifteen (15) days within which to determine whether Butterfly will undertake and accept an assignment from 3DCityguide to develop and create additional Butterfly Software Technology for 3DCityguide including the consideration and determinations relative to same. Butterfly shall agree to use its best efforts to modify the 3DCityguide Builds during the first year of the Term to the satisfaction of 3DCityguide and shall use its best efforts to provide 3DCityguide with at least as many additional 3DCityguide Builds each year and thereafter throughout the course of the Term as are required by exhibits attached hereto together with any reasonable modifications to the same by 3DCityguide which to not materially change the nature of the 3DCityguide Build, in the sole reasonable discretion of Butterfly. Butterfly also agrees to upgrade the 3DCityguide Builds whenever the Butterfly Software Technology is upgraded at no additional cost to 3DCityguide, should 3DCityguide so desire.



(b) Butterfly agrees to provide 3DCityguide Build testing subject to further independent examination and testing by third parties of 3DCityguide's choosing. Butterfly shall advise 3DCityguide in writing that it has completed its testing program and shall submit the respective 3DCityguide Build to 3DCityguide for independent testing if 3DCityguide so desires. After the delivery of each respective 3DCityguide Build (hereinafter called "Delivered Product"), 3DCityguide shall evaluate the Delivered Product and shall submit a written acceptance or rejection of same within ten (10) days of its submission for consideration. In the event that 3DCityguide does not issue a written acceptance or rejection within the ten (10) day period described herein, then 3DCityguide's silence shall be consider acceptance for purposes of accepting the Delivered Product under this Agreement.



(c) In addition to the 3DCityguide Build "Master" which Butterfly will deliver to 3DCityguide, Butterfly will retain an additional "Master" of each respective 3DCityguide Build at its offices.



24. Export Control. This Agreement is made subject to any applicable regulation, restrictions or orders on the export from the United States of America of control of commodities, technical data or of information concerning such technical data, which might be imposed from time to time by the United States of America. 3DCityguide will not export, indirectly or directly, any of the 3DCityguide Builds or other Butterfly Software Technology to any country for which the United States of America or any agency thereof requires governmental approval at the time of export without first obtaining an export license or requires the existence of an export license for same, and further subject to the requirement that 3DCityguide must be able to export the 3DCityguide Builds to said country in accordance with this Agreement's conditions and terms.



25. Shipment of Masters. Butterfly will ship the respective 3DCityguide Build "Masters" to 3DCityguide, or if
    -------------------
3DCityguide desires to its Replicator designated through written instruction to Butterfly, and will utilize the shipment carrier and method instructed by 3DCityguide in its order to arrange for the shipment of the respective Master and will insure same during such shipment. Such shipment from Butterfly to 3DCityguide shall be from Butterfly's place of business to 3DCityguide or 3DCityguide's Replicator and all shipping, freight, tax and insurance charges therefore shall be 3DCityguide's responsibility. Risk of loss of the respective Master shall be 3DCityguide's risk after Butterfly has delivered the respective Master to the appropriate carrier for shipment.



26. Support. Butterfly and 3DCityguide agree that support for the 3DCityguide Builds shall utilize the Internet, E-mail and telephone resources to provide reasonable support consistent with and the terms and conditions as described in Exhibit E attached hereto and incorporated herein by this reference and shall include at least two visits to the 3DCityguide offices of 3DCityguide by Butterfly personnel per Term year of this Agreement, the reasonable business travel expenses of which shall be borne by 3DCityguide.



27.  Relationship.   Nothing  herein  contained  shall  be  construed  to  place
3DCityguide and Butterfly in a relationship as partners, joint ventures, employer and employee, or principal and agent, respectively, and neither 3DCityguide nor Butterfly shall have the power to bind or obligate the other party in any manner whatsoever.



28. Assignment. Neither Butterfly nor 3DCityguide shall sublicense, transfer or assign any rights herein granted, except (upon prior written notice to 3DCityguide) to Butterfly's subsidiaries, affiliates or parents, or to 3DCityguide's subsidiaries, affiliates or parents, without obtaining the other respective party's prior written approval, which approval shall not unreasonably be withheld or delayed, and, if granted, shall be conditioned upon the sublicense's, transferee's, or assignee's agreement in writing to abide by the same obligations, conditions and terms applicable to the respective parties hereto.



29. Notices. All notices, approvals and other communications provided for in this Agreement shall be made in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid, to the parties at their addresses set forth below, or to such address as either party may specify by like written notice to the other and shall be deemed given when received. Failure to accept certified or registered mail shall be deemed a receipt thereof within ten (10) days after the first notice of delivery of the certified or registered mail. Any entity may change its address as designated herein by giving notice thereof.



If to 3DCityguide: 4620 S. Arville Street Suite A, Las Vegas, NV, USA 89103





If to Butterfly: #302 - 343 Railway Street, Vancouver, BC, Canada V6A 1A4



or such other address either party from time to time specify in writing to the other.



30. Confidentiality. Butterfly and 3DCityguide agree that the conditions and terms of this Agreement shall be deemed confidential information between the respective parties. Each respective party expressly undertakes to retain in confidence and to require its directors, officers, employees, representatives and agents to retain in confidence all information between the respective parties that the disclosing party has identified as being confidential and/or proprietary or which, by the nature of the circumstances surrounding the disclosure, should in good faith be treated as confidential and/or proprietary. Without limiting the foregoing, all of the conditions and terms of this Agreement shall be considered confidential and shall not be disclosed (except to either respective party's prospective acquisition partners, accountants, attorneys, advisors and consultants, including financial institutions and sources and potential financing entities, together with such foregoing entities' directors, officers, employees, representatives and agents, on a need to know basis and provided that such parties are bound by the conditions and terms of this non-disclosure section) without the prior written consent of the other respective party, except that the respective parties may disclose confidential information as required by governmental entity or court of law with the power to compel such disclosure but only after giving the other respective party an opportunity and due notice to defend against the disclosure requirement. The respective parties stipulate and agree that upon expiration or termination of this Agreement, each respective party will return to the other respective party all specifications, memorandums, blue prints, drawings, designs, devices, documents, notes and any other material containing or disclosing any confidential and/or proprietary information of the other respective party. The respective parties may mutually agree in writing that rather than returning all said documentation, the possessing party of such documentation shall destroy the confidential and/or proprietary information in its possession in accordance with this section. Neither respective party will retain any such documentation relating to confidential and/or proprietary information without the other respective party's prior written approval thereof.

31. Mediation/Arbitration. Any controversy, claim, misunderstanding, cause of action, matter in question, breach or disagreement arising out of, or relating to, this Agreement (hereinafter called "Dispute") shall be decided by mediation or arbitration as follows:

(a) Mediation: The party seeking resolution of a Dispute (hereinafter called "Complaining Party") shall provide the other party (hereinafter called "Responding Party") with written notice describing the Dispute and requesting mediation (hereinafter called "Mediation Notice") thereof including the naming therein of its proposed mediator. Within ten (10) calendar days of the delivery date of Mediation Notice, the respective parties shall appoint a mutually acceptable mediator (hereinafter called "Mediator") to resolve the Dispute. Within a reasonable period of time thereafter, not to exceed ten (10) calendar days after appointing the Mediator, the respective parties in controversy ("Dispute") shall submit their respective cases to the Mediator who shall hear the evidence and render a final decision thereon within three (3) calendar days after the close of the evidence. The respective parties agree that the mediation of the Dispute shall take place in Bellingham, Washington or such other location mutually acceptable to the respective parties, and shall be governed by Washington law. Any decision or award rendered by the Mediator, and acceptable to the respective parties, shall be final and judgment thereon may be entered in accordance with applicable law in any Court having jurisdiction thereof. If the Mediator shall demand compensation for its services prior to mediation, then Complaining Party and Responding Party shall pay said Mediator expenses on a fifty-fifty (50-50) basis in advance of the mediation. The substantially prevailing party in mediation shall be entitled to recover all expenses and costs of mediation including its reasonable attorney's fees and any advanced Mediator's expenses from the non-prevailing party.



(b) Arbitration: In the event the respective parties do not select a mutually acceptable mediator within ten (10) calendar days of Mediation Notice, the Complaining Party shall notify the Responding Party in writing of its demand to arbitrate, and shall designate in such notice (hereinafter called "Arbitration Notice") the name of its arbitrator. Within ten (10) calendar days of the delivery date of Arbitration Notice, Responding Party shall select its arbitrator. Within twenty (20) calendar days of the delivery date of Arbitration Notice, the two (2) arbitrators so selected shall appoint a third arbitrator (third arbitrator hereinafter called "The Arbitrator"). Within thirty (30) calendar days of the delivery date of Arbitration Notice the respective parties in controversy ("Dispute") shall submit their respective cases to the panel of Arbitrators who shall hear the evidence and render a final decision thereon within three (3) calendar days after the close of the evidence. The respective parties agree that the arbitration shall take place in Seattle, Washington or such other location mutually acceptable to the respective parties, and shall be governed by Washington law in accordance with the American Arbitration Association regulations and rules except as otherwise supplemented, modified or amended herein. The Arbitrator shall be empowered to take such procedural and discovery actions as the Arbitrator deems appropriate, to the same extent as a court acting pursuant to the Federal Rules of Civil Procedure. Any decision or award rendered by the Arbitrator shall be final and judgment thereon may be entered in accordance with applicable law in any court having jurisdiction thereof. If the Arbitrator shall demand compensation for their services prior to arbitration, then Complaining Party and Responding Party shall pay said
Arbitrators' expenses on a fifty-fifty (50-50) basis in advance of the arbitration. The substantially prevailing party in arbitration shall be entitled to recover all expenses and costs of arbitration including its reasonable attorney's fees and any advanced Arbitrators' expenses from the non-prevailing party.

(c) Equitable Remedy. Notwithstanding this Agreement's conditions and terms relating to mediation and/or arbitration of Disputes, the respective parties acknowledge and agree that breach of certain of the covenants, conditions and terms of this Agreement, such as a breach creating irreparable harm, would have an inadequate remedy at law, and may not be adequately remedied by damages, and further consent and agree that temporary and/or permanent injunctive and other relief may be sought and pursued to prevent irreparable harm to either respective party for breach of this Agreement's covenants, conditions and terms without waiving the right to seek actual damages thereafter.

32. Miscellaneous.
    -------------

(a) Legal Representation. Each party to this Agreement has been represented by counsel in the negotiation of this Agreement and accordingly, no provision of this Agreement shall be construed against a party due to the fact that it or its counsel drafted, dictated or modified this Agreement or any condition or term thereof.

(b) Further Instruments. Each party hereto shall, from time to time, execute and deliver such further
    -------------------
instruments as any other party or parties or its counsel may reasonably request to effectuate the intent of this Agreement.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, if and when applicable.

(d) Survival of Representations and Warranties. The respective representations, warranties and agreements of the respective parties to this Agreement and contained in this Agreement shall survive and remain in effect.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Wherever possible, each provision, condition and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision, condition or term of this Agreement, or any documentation executed and delivered hereto, shall be prohibited by or invalid under such applicable law, then such provision, condition or term shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, condition or term or the remaining provisions, conditions and terms of this Agreement or any documentation executed and delivered pursuant hereto.

(f) Section Headings. The section headings inserted in this Agreement are for convenience only and are not intended to, and shall not be construed to, limit, enlarge or affect the scope or intent of this Agreement, nor the meaning of any provision, condition or term hereof.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(h) Entire Agreement. This Agreement contains the entire Agreement between the respective parties hereto and supersedes any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof. No statement or representation of the respective parties hereto, their agents or employees, made outside of this Agreement, and not contained herein, shall form any part hereof or bind any party hereto. This Agreement shall not be supplemented, amended or modified except by written instrument signed by the respective parties hereto.



(i) Attorneys' Fees and Costs: In any Dispute arising out of or pertaining to this Agreement, the prevailing party, or substantially prevailing party in multiple claims as the case may be, shall be entitled to an award of its attorneys' fees and costs after a finally sustained determination or decision, whether incurred before, after or during mediation, arbitration, trial, or upon any appellate level.

(j) Time: Time is of the essence of this Agreement. When any time period specified herein falls upon a Saturday,
    ----
Sunday or legal holiday, the time period shall be extended to 5:00 P.M. on the next ensuing business day.

(k).  Relationship.  Nothing  herein  contained  shall  be  construed  to  place
Butterfly and 3DCityguide in a relationship as co-Butterfly, partners, joint ventures, employer and employee, or principal and agent, respectively, and neither 3DCityguide nor the Butterfly shall have the power to bind or obligate the other party in any manner whatsoever.



(l). Notices. All notices, approvals and other communications provided for in this Agreement shall be made in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid, to the parties at such address as either party may specify by like written notice to the other and shall be deemed given when received. Failure to accept certified or registered mail shall be deemed a receipt thereof within ten (10) days after the first notice of delivery of the certified or registered mail. Any entity may change its address as designated herein by giving notice thereof as provided herein.



(m). Representations. Butterfly represent, covenant and warrant that they are the sole owners and copyright holders of their respective works, that they have the proper authority to enter into this Agreement and to grant the License and agree to indemnify 3DCityguide for any breach of this representation.

IN WITNESS WHEREOF, the undersigned respective parties have caused this Agreement to be executed in their names the day and year first above written.



On behalf of 3DCityguide.com, Inc.



3DCityguide.com, Inc.

a Washington corporation



By: /s/ Matthew Brooks



Title: Secretary and Director



On behalf of Butterfly Software, Inc.

Butterfly Software, Inc.

a British Columbia corporation



By: /s/ Anis Jessa



Title: President







Exhibit 10.8


September 1, 2000



Re: Letter of Amendment between E-City Software, Inc. and Cityscape.com, Inc.



To Whom It May Concern:



This letter is a letter amendment ("Letter of Amendment" or "Agreement") between E-City Software, Inc., a Nevada corporation ("E-City ") and Cityscape.com, Inc. ("Cityscape"), together the Parties, concerning the Software Development Agreement between the Parties or their successors or predecessors in interest dated September 15, 1999 (the "License"). In consideration of the mutual covenants contained herein as consideration the sufficiency of which is hereby acknowledged, the Parties hereby agree that the terms of this Agreement are as follows:



1. Definition of Time . In various locations throughout the License, Cityscape is entitled to updates, customer support and telephone support (together "Support") with respect to the subject matter of the License. It is explicitly agreed to and understood by each Party that in no event is E-City, the successor in interest for Butterfly Software, Inc., obligated to provide Support beyond the one-year anniversary of the License.

2. No Prejudice. The Extension shall not prejudice the rights of either Party for any reason, nor shall it be considered by either Party to be a waiver of any kind with respect to any breach of the License, except as concerns the Extension of time itself. Subsequent to the Extension, both Parties reserve the right to insist on strict performance of the mutual obligations in the License as therein enumerated.

3. Miscellaneous. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles. This document and the License contain the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties hereto.



4. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which
   -------------
shall constitute one instrument.





IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and date set forth above.



On behalf of Cityscape, Inc.



Cityscape, Inc.

A Washington corporation





By: /s/ Matthew Brooks





On behalf of E-City Software, Inc.



E-City Software, Inc.

a Nevada corporation



By: /s/ Anis Jessa



II-20





Exhibit 23.1

HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

(801) 532-2200

Member of AICPA Division of Firms Fax (801) 532-7944

Member of SECPS 345 East Broadway, Suite 200

Member of Summit International Associates, Inc. Salt Lake City, Utah 84111-2693

www.hbmcpas.com


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
E-City Software, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated September 12, 2000 with respect to the consolidated financial statements of E-City Software, Inc. included in this Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.

HANSEN, BARNETT & MAXWELL




Salt Lake City, Utah

September 12, 2000






Exhibit 23.2


Consent of Counsel


* To be filed by Amendment


Included in Exhibit 5.1



Exhibit 24.1

See page 60.

EXHIBIT INDEX

Number Description

3.1 Articles of Incorporation of the Registrant

3.2 Bylaws of the Registrant.

4.1 Specimen common stock certificate.

5.1 Opinion of Jonathan Ram Dariyanani Esq. * To be filed by Amendment

10.1 Form of Common Stock Purchase Agreement

10.2 Common Stock Purchase Agreement
     by and between E-City Software, Inc. and Anis Jessa.

10.3 Common Stock Purchase Agreement
     by and between E-City Software, Inc. and Salim Devji.

10.4 Common Stock Purchase Agreement
     by and between E-City Software, Inc. and Robin Moulder.

10.5 Common Stock Purchase Agreement
     by and between E-City Software, Inc and Susan Polmar.

10.6 Stock Purchase Agreement
     by and between E-City Software, Inc and Butterfly Software Inc.
10.7 Software Development Agreement

10.8 Software Development Agreement Addendum

23.1 Consent of Hansen, Barnett & Maxwell, Certified Public Accountants, (see Page II- 105 )

23.2 Consent of Jonathan Ram Dariyanani, Esq. * To be filed by Amendment (included in Exhibit 5.1).

24.1 Power of Attorney (see Page II-60)

27.1 Financial Data Schedule.